Exhibit 99.1

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of Sandy Spring Bancorp, Inc.

Opinion on Internal Control Over Financial Reporting

We have audited Sandy Spring Bancorp, Inc. and subsidiaries’ internal control over financial reporting as of December 31, 2024, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework) (the COSO criteria). In our opinion, Sandy Spring Bancorp, Inc. and subsidiaries (the Company) maintained, in all material respects, effective internal control over financial reporting as of December 31, 2024, based on the COSO criteria.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the consolidated statements of condition of the Company as of December 31, 2024 and 2023, the related consolidated statements of income, comprehensive income, changes in stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2024, and the related notes and our report dated February 20, 2025 expressed an unqualified opinion thereon.

Basis for Opinion

The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Management’s Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects.

Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

Definition and Limitations of Internal Control Over Financial Reporting

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ Ernst & Young LLP

Tysons, VA

February 20, 2025

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of Sandy Spring Bancorp, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated statements of condition of Sandy Spring Bancorp, Inc. and subsidiaries (the Company) as of December 31, 2024, and 2023, the related consolidated statements of income, comprehensive income, changes in stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2024, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2024, in conformity with U.S. generally accepted accounting principles.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the Company’s internal control over financial reporting as of December 31, 2024, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework), and our report dated February 20, 2025 expressed an unqualified opinion thereon.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Allowance for credit losses
Description of the Matter

As of December 31, 2024, the Company’s loan portfolio totaled approximately $11.5 billion and the allowance for credit losses was $134.4 million. As more fully described in Notes 1 and 5 to the consolidated financial statements, the allowance for credit losses (allowance) represents management’s current estimate of lifetime expected losses that may be sustained on outstanding loans at the balance sheet date. The Company’s methodology for estimating the allowance includes (1) a collective quantified reserve that reflects the Company’s historical default and loss experience adjusted for expected economic conditions throughout a reasonable and supportable period, followed by a reversion period, (2) collective qualitative factors that consider concentrations of the loan portfolio, expected changes to the economic forecasts, large relationships, early delinquencies, and factors related to credit administration, and (3) individual allowances on certain collateral-dependent loans.

Auditing the allowance for credit losses was especially challenging and subjective due to the judgment required in establishing the qualitative reserve related to concentrations of the loan portfolio.

How We Addressed the Matter in our Audit

We obtained an understanding, evaluated the design, and tested the operating effectiveness of the Company’s controls over its allowance, including, among others, controls over the accuracy of data and key allowance inputs such as borrowers’ risk rating, the review of economic forecast data, and management review controls over qualitative factors. Our tests of controls included observation of certain of management committee meetings, at which key management judgements including qualitative factors are subjected to challenge, inspection of meeting materials and meeting minutes, and inquiries of key management personnel.

Our audit response included involving our specialists to evaluate the Company’s overall methodology for estimating the allowance, including the qualitative factor related to concentrations of the loan portfolio, in addition to evaluating calculation methodologies and performance. To test the qualitative factor related to concentrations of the loan portfolio, we tested the data inputs used in the calculation and recalculated the qualitative factor according to the methodology. We also assessed management’s judgments about risk, such as risk in various portfolio concentrations captured in the qualitative factor and evaluated the corroborating or contrary evidence, as appropriate.

We also evaluated the overall allowance amount, inclusive of qualitative factors, and whether the amount appropriately reflects lifetime expected losses in the loan portfolio as of the consolidated balance sheet date. In this context, we performed searches for contrary evidence, which included reviewing historical loss data, peer-bank metrics and subsequent event information to determine whether this information supported or contradicted the Company’s overall estimate of the allowance.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2013.

Tysons, VA

February 20, 2025

SANDY SPRING BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CONDITION

(Dollars in thousands)	December 31, 2024	December 31, 2023
Assets
Cash and due from banks	$80,698	$82,257
Federal funds sold	—	245
Interest-bearing deposits with banks	438,265	463,396
Cash and cash equivalents	518,963	545,898
Residential mortgage loans held for sale (at fair value)	22,757	10,836
SBA loans held for sale	715	—
Investments held-to-maturity, at cost (fair value of $177,854 and $200,411, respectively)	215,747	236,165
Investments available-for-sale (at fair value)	1,140,783	1,102,681
Other investments, at cost	61,714	75,607
Total loans held for investment	11,537,966	11,366,989
Less: allowance for credit losses - loans	(134,401)	(120,865)
Net loans	11,403,565	11,246,124
Premises and equipment, net	55,998	59,490
Other real estate owned	3,265	—
Accrued interest receivable	45,627	46,583
Goodwill	309,045	363,436
Other intangible assets, net	30,748	28,301
Other assets	318,553	313,051
Total assets	$14,127,480	$14,028,172

Liabilities
Noninterest-bearing deposits	$2,804,930	$2,914,161
Interest-bearing deposits	8,940,735	8,082,377
Total deposits	11,745,665	10,996,538
Federal Reserve Bank borrowings	—	300,000
Securities sold under retail repurchase agreements	68,911	75,032
Advances from FHLB	250,000	550,000
Subordinated debt	371,400	370,803
Total borrowings	690,311	1,295,835
Accrued interest payable and other liabilities	133,493	147,657
Total liabilities	12,569,469	12,440,030

Stockholders’ equity
Common stock -- par value $1.00; shares authorized 100,000,000; shares issued and outstanding
45,140,417 and 44,913,561 at December 31, 2024 and 2023, respectively	45,140	44,914
Additional paid-in capital	748,905	742,243
Retained earnings	856,613	898,316
Accumulated other comprehensive loss	(92,647)	(97,331)
Total stockholders’ equity	1,558,011	1,588,142
Total liabilities and stockholders’ equity	$14,127,480	$14,028,172

The accompanying notes are an integral part of these financial statements

SANDY SPRING BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	Year Ended December 31,
(Dollars in thousands, except per share data)	2024	2023	2022
Interest income:
Interest and fees on loans	$609,571	$579,960	$462,121
Interest on mortgage loans held for sale	1,050	896	738
Interest on SBA loans held for sale	23	—	—
Interest on deposits with banks	25,398	22,435	2,672
Interest and dividend income on investment securities:
Taxable	29,140	26,992	20,519
Tax-advantaged	7,082	7,224	9,609
Interest on federal funds sold	8	17	8
Total interest income	672,272	637,524	495,667
Interest expense:
Interest on deposits	303,173	225,028	43,854
Interest on retail repurchase agreements and federal funds purchased	5,259	14,452	2,929
Interest on advances from FHLB	20,259	27,709	7,825
Interest on subordinated debt	16,455	15,785	14,055
Total interest expense	345,146	282,974	68,663
Net interest income	327,126	354,550	427,004
Provision/ (credit) for credit losses	14,192	(17,561)	34,372
Net interest income after provision/ (credit) for credit losses	312,934	372,111	392,632
Non-interest income:
Investment securities losses	—	—	(345)
Gain on disposal of assets	—	—	16,516
Service charges on deposit accounts	11,763	10,447	9,803
Mortgage banking activities	5,615	5,536	6,130
Wealth management income	42,071	36,633	35,774
Insurance agency commissions	—	—	2,927
Income from bank owned life insurance	7,496	4,210	3,141
Bank card fees	1,750	1,769	4,379
Other income	10,620	8,483	8,694
Total non-interest income	79,315	67,078	87,019
Non-interest expense:
Salaries and employee benefits	159,858	160,192	158,504
Occupancy expense of premises	19,005	18,778	19,255
Equipment expenses	15,924	15,675	14,779
Marketing	5,363	5,103	5,197
Outside data services	12,642	11,186	10,199
FDIC insurance	11,396	9,461	4,792
Amortization of intangible assets	9,126	5,223	5,814
Merger, acquisition and disposal expense	4,164	—	1,068
Professional fees and services	21,208	17,982	9,169
Goodwill impairment loss	54,391	—	—
Other expenses	30,211	31,454	28,516
Total non-interest expense	343,288	275,054	257,293
Income before income tax expense	48,961	164,135	222,358
Income tax expense	29,026	41,291	56,059
Net income	$19,935	$122,844	$166,299

Net income per common share amounts:
Basic net income per common share	$0.44	$2.74	$3.69
Diluted net income per common share	$0.44	$2.73	$3.68
Dividends declared per share	$1.36	$1.36	$1.36

The accompanying notes are an integral part of these financial statements

SANDY SPRING BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Year Ended December 31,
(In thousands)	2024	2023	2022
Net income	$19,935	$122,844	$166,299
Other comprehensive income/ (loss):
Investments available-for-sale:
Net change in unrealized gains/ (losses) on investments available-for-sale	4,600	34,167	(152,196)
Related income tax (expense)/ benefit	(1,046)	(8,823)	38,762
Net investment losses reclassified into earnings	—	—	345
Related income tax benefit	—	—	(88)
Net effect on other comprehensive income/ (loss)	3,554	25,344	(113,177)

Investments held-to-maturity:
Net change in unrealized loss	1,498	1,726	(14,003)
Related income tax expense/ (benefit)	(368)	(452)	3,567
Net effect on other comprehensive income/ (loss)	1,130	1,274	(10,436)

Defined benefit pension plan:
Net change in unrealized losses	—	10,737	294
Related income tax benefit	—	(2,735)	(93)
Net effect on other comprehensive income/ (loss)	—	8,002	201
Total other comprehensive income/ (loss)	4,684	34,620	(123,412)
Comprehensive income	$24,619	$157,464	$42,887

The accompanying notes are an integral part of these financial statements

SANDY SPRING BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

				Accumulated
				Other	Total
	Common	Additional	Retained	Comprehensive	Stockholders’
(Dollars in thousands, except per share data)	Stock	Paid-In Capital	Earnings	Income/ (Loss)	Equity
Balances at January 1, 2022	$45,119	$751,072	$732,027	$(8,539)	$1,519,679
Net income	—	—	166,299	—	166,299
Other comprehensive loss, net of tax	—	—	—	(123,412)	(123,412)
Total other comprehensive income					42,887
Common stock dividends $1.36 per share	—	—	(61,537)	—	(61,537)
Stock compensation expense	—	7,887	—	—	7,887
Common stock issued pursuant to:
Stock option plan - 14,278 shares	14	279	—	—	293
Employee stock purchase plan - 43,837 shares	44	1,685	—	—	1,729
Restricted stock vesting, net of tax withholding - 105,719 shares	105	(2,288)	—	—	(2,183)
Repurchase of common stock - 625,710 shares	(625)	(24,362)	—	—	(24,987)
Balances at December 31, 2022	44,657	734,273	836,789	(131,951)	1,483,768
Net income	—	—	122,844	—	122,844
Other comprehensive income, net of tax	—	—	—	34,620	34,620
Total other comprehensive income					157,464
Common stock dividends $1.36 per share	—	—	(61,317)	—	(61,317)
Stock compensation expense	—	7,631	—	—	7,631
Common stock issued pursuant to:
Stock option plan - 59,150 shares	59	658	—	—	717
Employee stock purchase plan - 64,502 shares	65	1,475	—	—	1,540
Restricted stock vesting, net of tax withholding - 132,855 shares	133	(1,794)	—	—	(1,661)
Balances at December 31, 2023	44,914	742,243	898,316	(97,331)	1,588,142
Net income	—	—	19,935	—	19,935
Other comprehensive income, net of tax	—	—	—	4,684	4,684
Total other comprehensive income					24,619
Common stock dividends $1.36 per share	—	—	(61,638)	—	(61,638)
Stock compensation expense	—	9,044	—	—	9,044
Common stock issued pursuant to:
Stock option plan - 11,950 shares	12	119	—	—	131
Employee stock purchase plan - 59,724 shares	59	1,234	—	—	1,293
Restricted stock vesting, net of tax withholding - 155,182 shares	155	(3,735)	—	—	(3,580)
Balances at December 31, 2024	$45,140	$748,905	$856,613	$(92,647)	$1,558,011

The accompanying notes are an integral part of these financial statements

SANDY SPRING BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
(Dollars in thousands)	2024	2023	2022
Operating activities:
Net income	$19,935	$122,844	$166,299
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	26,286	22,006	11,906
Provision/ (credit) for credit losses	14,192	(17,561)	34,372
Share based compensation expense	9,044	7,631	7,887
Goodwill impairment loss	54,391	—	—
Gain on disposal of assets	—	—	(16,516)
Deferred income tax / (benefit)	(427)	5,891	(9,491)
Origination of mortgage loans held for sale	(371,882)	(367,910)	(363,204)
Proceeds from sales of mortgage loans held for sale	365,366	374,468	398,688
Gains on sales of mortgage loans held for sale	(5,405)	(5,688)	(7,781)
Origination of SBA loans held for sale	(1,829)	—	—
Proceeds from sales of SBA loans held for sale	1,211	—	—
Gains on sales of SBA loans held for sale	(97)	—	—
(Gains)/ losses on sale of other real estate owned	—	(66)	86
Investment securities (gains)/ losses	—	—	345
Tax benefit associated with share based compensation	470	295	(646)
Net (increase)/ decrease in accrued interest receivable	956	(5,411)	(6,823)
Net increase in other assets	(9,321)	(6,490)	(4,776)
Net increase/ (decrease) accrued expenses and other liabilities	(18,666)	6,176	9,686
Other, net	(513)	1,630	(3,710)
Net cash provided by operating activities	83,711	137,815	216,322
Investing activities:
Sales/ (purchases) of other investments	13,893	(6,388)	(28,052)
Purchases of investments available-for-sale	(259,424)	(17,687)	(469,792)
Proceeds from sales of investment available-for-sale	—	—	18,087
Proceeds from maturities, calls and principal payments of investments available-for-sale	224,378	160,637	240,217
Proceeds from maturities, calls and principal payments of investments held-to-maturity	21,627	24,675	31,759
Net (increase)/ decrease in loans	(174,634)	30,971	(1,420,983)
Proceeds from the sales of other real estate owned	—	712	335
Proceeds from sale of business activity, net	—	—	23,822
Expenditures for premises and equipment	(16,154)	(13,982)	(14,589)
Net cash provided by/ (used in) investing activities	(190,314)	178,938	(1,619,196)
Financing activities:
Net increase in deposits	749,581	44,411	330,721
Net increase/ (decrease) in retail repurchase agreements, federal funds purchased and Federal Reserve Bank borrowings	(306,121)	53,065	180,881
Proceeds from FHLB advances	—	2,030,000	2,526,625
Repayment of FHLB advances	(300,000)	(2,030,000)	(1,976,625)
Proceeds from issuance of subordinated debt	—	—	200,000
Proceeds from issuance of common stock	1,359	2,417	2,192
Stock tendered for payment of withholding taxes	(3,513)	(1,821)	(2,353)
Repurchase of common stock	—	—	(24,987)
Dividends paid	(61,638)	(61,159)	(61,368)
Net cash provided by financing activities	79,668	36,913	1,175,086
Net increase/ (decrease) in cash and cash equivalents	(26,935)	353,666	(227,788)
Cash and cash equivalents at beginning of year	545,898	192,232	420,020
Cash and cash equivalents at end of year	$518,963	$545,898	$192,232

Supplemental Disclosures:
Interest payments	$358,943	$263,473	$62,240
Income tax payments, net of refunds of $2, $0 and $966 in 2024, 2023 and 2022	24,926	35,945	62,098
Transfers from loans to other real estate owned	3,265	—	—

The accompanying notes are an integral part of these financial statements

SANDY SPRING BANCORP, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Sandy Spring Bancorp, Inc. (“Bancorp” or, together with its subsidiaries, the “Company”), a Maryland corporation, is the bank holding company for Sandy Spring Bank (the “Bank”). The Bank offers a broad range of commercial banking, retail banking, mortgage services and trust services throughout central Maryland, northern Virginia, and the greater Washington, D.C. market. The Bank also offers a comprehensive menu of wealth management services through its subsidiaries, West Financial Services, Inc. (“West Financial”) and SSB Wealth Management, Inc. (d/b/a Rembert Pendleton Jackson, “RPJ”).

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”) and prevailing practices within the financial services industry for financial information. The following summary of significant accounting policies of the Company is presented to assist the reader in understanding the financial and other data presented in this report. Certain prior period amounts have been reclassified to conform to the current period presentation. Such reclassifications had no impact on the Company’s net income and shareholders’ equity. The Company has evaluated subsequent events through the date of the issuance of its financial statements.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Sandy Spring Bank and its subsidiaries. Consolidation has resulted in the elimination of all significant intercompany accounts and transactions.

Use of Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements, in addition to affecting the reported amounts of revenues earned and expenses incurred during the reporting period. Actual results could differ from those estimates. Estimates that could change significantly relate to the provision for credit losses and the related allowance, potential impairment of goodwill or other intangible assets, valuation of investment securities and the determination of whether available-for-sale debt securities with fair values less than amortized costs are impaired and require an allowance for credit losses, valuation of other real estate owned, valuation of share based compensation, the assessment that a liability should be recognized with respect to any matters under litigation, and the calculation of current and deferred income taxes.

Assets Under Management

Assets held for others under fiduciary and agency relationships are not assets of the Company or its subsidiaries and are not included in the accompanying Consolidated Statements of Condition. Trust department income and investment management fees are presented on an accrual basis.

Cash Flows

For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks, federal funds sold and interest-bearing deposits with banks (items with an original maturity of three months or less).

Revenue from Contracts with Customers

The Company’s revenue includes net interest income on financial instruments and non-interest income. Specific categories of revenue are presented in the Consolidated Statements of Income. Most of the Company’s revenue is not within the scope of Accounting Standard Codification (“ASC”) 606 – Revenue from Contracts with Customers. For revenue within the scope of ASC 606, the Company provides services to customers and has related performance obligations. The revenue from such services is recognized upon satisfaction of all contractual performance obligations. The following discusses key revenue streams within the scope of revenue recognition guidance.

West Financial and RPJ provide comprehensive investment management and financial planning services. Wealth management income is comprised of income for providing trust, estate and investment management services. Trust services include acting as a trustee for corporate or personal trusts. Investment management services include investment management, record-keeping and reporting of security portfolios. Fees for these services are recognized based on a contractually-agreed fixed percentage applied to net assets under management at the end of each reporting period. The Company does not charge/recognize any performance-based fees.

Service charges on deposit accounts are earned on depository accounts for consumer and commercial account holders and include fees for account and overdraft services. Account services include fees for event-driven services and periodic account maintenance activities. An obligation for event-driven services is satisfied at the time of the event when service is delivered and revenue recognized as earned. Obligation for maintenance activities is satisfied over the course of each month and revenue is recognized at month end. The overdraft services obligation is satisfied at the time of the overdraft and revenue is recognized as earned.

Residential Mortgage Loans Held for Sale

The Company engages in sales of residential mortgage loans originated by the Bank. Loans held for sale are carried at fair value. Fair value is derived from secondary market quotations for similar instruments. The Company measures residential mortgage loans at fair value when the Company first recognizes the loan (i.e., the fair value option). Changes in fair value of these loans are recorded in earnings as a component of mortgage banking activities in non-interest income in the Consolidated Statements of Income. The Company’s current practice is to sell the majority of such loans on a servicing released basis. Any retained servicing assets are amortized in proportion to their net servicing fee income over the life of the respective loans. Servicing assets are evaluated for impairment on a periodic basis.

Investments Held-to-maturity

Debt securities that are purchased with the positive intent and ability to be held until their maturity are classified as held-to-maturity (“HTM”). HTM debt securities are recorded at cost adjusted for amortization of premiums and accretion of discounts. Transfers of debt securities from available-for-sale (“AFS”) category to HTM category are made at fair value as of the transfer date. The unrealized gain or loss at the date of transfer continues to be reported in accumulated other comprehensive income and in the carrying amount of the HTM securities. Both amounts are amortized over the remaining life of the security as a yield adjustment in interest income and effectively offset each other.

Investments Available-for-Sale

Debt securities not classified as held-to-maturity or trading are classified as securities available-for-sale. Securities available-for-sale are acquired as part of the Company’s asset/liability management strategy and may be sold in response to changes in interest rates, loan demand, changes in prepayment risk or other factors. Securities available-for-sale are carried at fair value, with unrealized gains or losses based on the difference between amortized cost and fair value, reported net of deferred tax, as accumulated other comprehensive income/ (loss), a separate component of stockholders’ equity. The amortized cost of securities available-for-sale are adjusted for premium amortization and discount accretion. Premium is amortized to the earliest call date and discount accreted to the maturity date using the effective interest method. Realized gains and losses on security sales or maturities, using the specific identification method, are included as a separate component of non-interest income. Related interest and dividend income are included in interest income. Declines in the fair value of individual available-for-sale securities below their amortized cost due to credit-related factors are recognized as an allowance for credit losses. Credit-related factors affecting the determination of whether impairment has occurred include a downgrading of the security below investment grade by a rating agency or due to potential default, a significant deterioration in the financial condition of the issuer, increase in entity-specific credit spreads. Additionally, on any available-for-sale securities with unrealized losses, the Company evaluates its intent and ability to hold the investment for a period of time sufficient to allow for any anticipated recovery in fair value.

Other Investments

Equity securities include Federal Reserve Bank stock, Federal Home Loan Bank of Atlanta (“FHLB”) stock and other equities that are considered restricted as to marketability and recorded at cost. As these securities do not have readily available market values, they are carried at cost and adjusted for any necessary impairments each reporting period.

Loan Financing Receivables

The Company’s financing receivables consist primarily of loans that are stated at their principal balance outstanding, net of any unearned income, acquisition fair value marks and deferred loan origination fees and costs. Interest income on loans is accrued at the contractual rate based on the principal balance outstanding. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield using the interest method.

Loans are considered past due or delinquent when the principal or interest due in accordance with the contractual terms of the loan agreement or any portion thereof remains unpaid after the due date of the scheduled payment. Immaterial shortfalls in payment amounts do not necessarily result in a loan being considered delinquent or past due. If any payments are past due and subsequent payments are resumed without payment of the delinquent amount, the loan shall continue to be considered past due. Whenever any loan is reported delinquent on a principal or interest payment or portion thereof, the amount reported as delinquent is the outstanding principal balance of the loan.

Loans, except for consumer installment loans, are placed into non-accrual status when any portion of the loan principal or interest becomes 90 days past due. Management may determine that certain circumstances warrant earlier discontinuance of interest accruals on specific loans if an evaluation of other relevant factors (such as bankruptcy, interruption of cash flows, etc.) indicates collection of amounts contractually due is unlikely. These loans are considered, collectively, to be non-performing loans. Consumer installment loans that are not secured by real estate are not placed on non-accrual, but are charged down to their net realizable value when they are four months past due. Loans designated as non-accrual have all previously accrued but unpaid interest reversed. Interest income is not recognized on non-accrual loans. All payments received on non-accrual loans are applied using a cost-recovery method to reduce the outstanding principal balance until the loan returns to accrual status. Loans may be returned to accrual status when all principal and interest amounts contractually due are brought current and future payments are reasonably assured.

On January 1, 2023, the Company adopted provisions of ASU 2022-02, “Financial Instruments - Credit Losses (Topic 326)”, which eliminated accounting guidance for troubled debt restructurings (“TDRs”) by creditors and expanded disclosures about modifications. Prior to the effective adoption date, the Company considered loans to be TDRs if their terms were restructured (e.g., interest rates, loan maturity date, payment and amortization period, etc.) in circumstances that provided a payment concession to a borrower experiencing financial difficulty. Loans could be removed from a TDR category if the borrower no longer experienced financial difficulty, a re-underwriting event took place, and the revised loan terms of the subsequent restructuring agreement were considered to be consistent with terms that could be obtained in the market for loans with comparable credit risk. Subsequent to the effective adoption date of ASU 2022-02, the Company continues to offer modifications to certain borrowers experiencing financial difficulty, mainly in the form of interest rate concessions or term extensions, without classifying and accounting for them as TDRs.

Allowance for Credit Losses

The allowance for credit losses (“allowance” or “ACL”) represents an amount which, in management’s judgment, reflects the lifetime expected losses that may be sustained on outstanding loans at the balance sheet date based on the evaluation of the size and current risk characteristics of the loan portfolio, past events, current conditions, reasonable and supportable forecasts of future economic conditions and prepayment experience. The allowance is measured and recorded upon the initial recognition of a financial asset. The allowance is reduced by charge-offs, net of recoveries of previous losses, and is increased or decreased by a provision or credit for credit losses, which is recorded as a current period expense.

Determination of the appropriateness of the allowance is inherently complex and requires the use of significant and highly subjective estimates. The reasonableness of the allowance is reviewed by the Risk Committee of the Board of Directors and formally approved quarterly by that same committee of the Board.

The Company’s methodology for estimating the allowance includes: (1) a collective quantified reserve that reflects the Company’s historical default and loss experience adjusted for expected economic conditions throughout a two year reasonable and supportable period, followed by a two year reversion period, and the Company’s prepayment and curtailment rates; (2) collective qualitative factors that consider the expected impact of certain factors not fully captured in the collective quantified reserve, including concentrations of the loan portfolio, expected changes to the economic forecasts, large relationships, early delinquencies, and factors related to credit administration, including, among others, loan-to-value ratios, borrowers’ risk rating and credit score migrations; and (3) individual allowances on collateral-dependent loans where borrowers are experiencing financial difficulty or when the Company determines that the foreclosure is probable. The Company excludes accrued interest from the measurement of the allowance as the Company has a non-accrual policy to reverse any accrued, uncollected interest income as loans are moved to non-accrual status.

Loans are pooled into segments based on the similar risk characteristics of the underlying borrowers, in addition to consideration of collateral type, industry and business purpose of the loans. Portfolio segments used to estimate the allowance are the same as portfolio segments used for general credit risk management purposes. Refer to Note 4 for more details on the Company’s portfolio segments.

The Company applies two calculation methodologies to estimate the collective quantified component of the allowance: expected loss method and weighted average remaining life method. Allowance estimates on commercial acquisition, development and construction (“AD&C”) and residential construction segments are based on the weighted average remaining life method. Allowance estimates on all other portfolio segments are based on the expected loss method. Collective calculation methodologies utilize the Company’s historical default and loss experience adjusted for future economic forecasts. The reasonable and supportable forecast period represents a two-year economic outlook for the applicable economic variables. Following the end of the reasonable and supportable forecast period expected losses revert back to the historical mean over the next two years on a straight-line basis. Economic variables that have the most significant impact on the allowance include: unemployment rate, gross domestic product, commercial real estate price index, residential real estate house price index and business bankruptcies. Contractual loan level cash flows within the expected loss methodology are adjusted for the Company’s historical prepayment and curtailment rate experience.

The individual reserve assessment is applied to collateral dependent loans where borrowers are experiencing financial difficulty or when the Company determines that a foreclosure is probable. The determination of the fair value of the collateral depends on whether a repayment of the loan is expected to be from the sale or the operation of the collateral. When a repayment is expected from the operation of the collateral, the Company uses the present value of expected cash flows from the operation of the collateral as the fair value. When the repayment of the loan is expected from the sale of the collateral the fair value of the collateral is based on an observable market price or the collateral’s appraised value, less estimated costs to sell. Third-party appraisals used in the individual reserve assessment are conducted at least annually with underlying assumptions that are reviewed by management. Third-party appraisals may be obtained on a more frequent basis if deemed necessary. Internal evaluations of collateral value are conducted quarterly to ensure any further deterioration of the collateral value is recognized on a timely basis. During the individual reserve assessment, management also considers the potential future changes in the value of the collateral over the remainder of the loan’s remaining life. The Company may receive updated appraisals which contradict the preliminary determination of fair value used to establish an individual allowance on a loan. In these instances the individual allowance is adjusted to reflect the Company’s evaluation of the updated appraised fair value. In the event a loss was previously confirmed and the loan was charged down to the estimated fair value based on a previous appraisal, the balance of partially charged-off loans are not subsequently increased, but could be further decreased depending on the direction of the change in fair value. Payments on fully or partially charged-off loans are accounted for under the cost-recovery method. Under this method, all payments received are applied on a cash basis to reduce the entire outstanding principal balance, then to recognize a recovery of all previously charged-off amounts before any interest income may be recognized. Based on the individual reserve assessment, if the Company determines that the fair value of the collateral is less than the amortized cost basis of the loan, an individual allowance will be established measured as the difference between the fair value of the collateral (less costs to sell) and the amortized cost basis of the loan. Once a loss has been confirmed, the loan is charged-down to its estimated fair value.

Large groups of smaller non-accrual homogeneous loans are not individually evaluated for allowance and include residential permanent and construction mortgages and consumer installment loans. These portfolios are reserved for on a collective basis using historical loss rates of similar loans over the weighted average life of each pool.

Unfunded lending commitments are reviewed to determine if they are considered unconditionally cancellable. The Company establishes reserves for unfunded commitments that do not meet that criteria as a liability in the Consolidated Statements of Condition. Changes to the liability are recorded through the provision for credit losses in the Consolidated Statements of Income. The establishment of the reserves for unfunded commitments considers both the likelihood that the funding will occur and an estimate of the expected credit losses over the life of the respective commitments.

Management believes it uses relevant information available to make determinations about the allowance for credit losses and the reserve for unfunded commitments and that it has established both reserves in accordance with GAAP. However, the determination of the allowance requires significant judgment, and estimates of expected lifetime losses in the loan portfolio can vary significantly from the amounts actually observed. While management uses available information to recognize expected losses, future additions to the allowance may be necessary based on changes in the loans comprising the portfolio, changes in the current and forecasted economic conditions, changes to the interest rate environment which may directly impact prepayment and curtailment rate assumptions, and changes in the financial condition of borrowers.

Premises and Equipment

Premises and equipment are stated at cost, less accumulated depreciation and amortization, computed using the straight-line method. Premises and equipment are depreciated over the useful lives of the assets, which generally range from 3 to 10 years for furniture, fixtures and equipment, 3 to 5 years for computer software and hardware, and 10 to 40 years for buildings and building improvements. Leasehold improvements are amortized over the lesser of the lease term or the estimated useful lives of the improvements. The costs of major renewals and betterments are capitalized, while the costs of ordinary maintenance and repairs are included in non-interest expense.

Leases

The Company determines if an arrangement is a lease at inception. All of the Company’s leases are currently classified as operating leases and are included in other assets and other liabilities on the Company’s Consolidated Statements of Condition. Periodic operating lease costs are recorded in occupancy expenses of premises on the Company’s Consolidated Statements of Income.

Right-of-use (“ROU”) assets represent the Company’s right to use an underlying asset for the lease term, and lease liabilities represent the Company’s obligation to make lease payments arising from the lease arrangements. Operating lease ROU assets and liabilities are recognized at the lease commencement date based on the present value of the expected future lease payments over the remaining lease term. In determining the present value of future lease payments, the Company uses its incremental borrowing rate based on the information available at the lease commencement date. The operating ROU assets are adjusted for any lease payments made at or before the lease commencement date, initial direct costs, any lease incentives received and, for acquired leases, any favorable or unfavorable fair value adjustments. The present value of the lease liability may include the impact of options to extend or terminate the lease when it is reasonably certain that the Company will exercise such options provided in the lease terms. Lease expense is recognized on a straight-line basis over the expected lease term. Lease agreements that include lease and non-lease components, such as common area maintenance charges, are accounted for separately.

Segment Reporting

Operating segments are components of a business about which separate financial information is available and evaluated regularly by the Chief Executive Officer, who is the designated chief operating decision maker, in deciding how to allocate resources and assessing performance. The Bank is the Company’s only reportable operating segment upon which management makes decisions regarding how to allocate resources and assess performance. While the Company’s chief operating decision maker has some limited financial information about its various financial products and services, that information is not complete since it does not include a full allocation of revenue, costs, and capital from key corporate functions; therefore, the Company evaluates financial performance on a company-wide basis. Management continues to evaluate the Company’s business units for separate reporting as facts and circumstances change.

The Company’s single reportable segment, the Bank, includes revenues from interest income from financial instruments and non-interest income, which include wealth management and service charges on deposit accounts. Segment performance is evaluated using net income that is also reported on the Consolidated Statement of Income. The measure of segment assets is reported on the Consolidated Statements of Condition as total assets. The chief operating decision maker evaluates the financial performance of the Company’s segment using net income to monitor budget versus actual results and in determination of allocating resources. The Company does not have intra-entity sales or transfers.

Goodwill and Other Intangible Assets

Goodwill represents the excess purchase price paid over the fair value of the net assets acquired in a business combination. Goodwill is not amortized but is tested for impairment annually or more frequently if events or changes in circumstances indicate that the asset might be impaired. The current accounting guidance provides the option to first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. The Company assesses qualitative factors on a quarterly basis. Based on the assessment of these qualitative factors, if it is determined that it is more likely than not that the fair value of a reporting unit remains in excess of the carrying value, then performing a quantitative impairment test is not necessary. However, if it is determined that it is more likely than not that the carrying value exceeds the fair value, a quantitative analysis is required to determine whether an impairment exists.

Annually, the Company performs an impairment test of goodwill as of October 1 of each year. As of October 1, 2023, the Company’s annual goodwill impairment assessment date, the Company performed an impairment test for its two reporting units: Community Banking and Investment Management. The results of the 2023 annual goodwill impairment test for the two reporting units, which included both qualitative and quantitative assessments, indicated that the estimated fair value of each reporting unit exceeded its carrying amount and that the goodwill assigned to the Community Banking reporting unit may be at risk of impairment in future periods. The Company provided detailed disclosures regarding the 2023 impairment analysis and the results of the testing in its annual financial statements for the year ended December 31, 2023 in its 2023 Annual Report on Form 10-K. In addition to the annual impairment testing process, on a quarterly basis, the Company monitors each reporting unit for any triggering events and performs qualitative assessments of impairment indicators.

During 2024, management performed both quarterly qualitative assessments and an annual quantitative impairment test. In the annual quantitative impairment test, the Agreement and Plan of Merger (“Merger Agreement”) with Atlantic Union Bankshares Corporation (“Atlantic Union”) entered by the Company on October 21, 2024 was used as the most accurate market data point to evaluate the fair value of the reporting units. The Company’s annual impairment test of goodwill using the transaction terms from the Merger Agreement resulted in an implied deal value of $1,574.4 million. Compared to the book value of equity of $1,628.8 million as of October 1, 2024, a goodwill impairment charge of $54.4 million was recorded. Management allocated the entire goodwill impairment charge to the Community Banking reporting unit based on the immaterial size of the Investment Management reporting unit relative to the Consolidated Bancorp for both asset and equity. Finally, management further evaluated any potential triggering events between the date of the annual impairment test and December 31, 2024, concluding that no such events occurred.

Other intangible assets have finite lives and are reviewed for impairment annually. These assets are amortized over their estimated useful lives on a straight-line or sum-of-the-years basis over varying periods that initially did not exceed 15 years. Intangible assets are reviewed or analyzed periodically to determine if it appears that their value has diminished beyond the value in the financial statements. The review of the intangible assets did not indicate that any impairment occurred during 2024.

Other Real Estate Owned

OREO is comprised of properties acquired in partial or total satisfaction of problem loans. The properties are recorded at fair value less estimated costs of disposal, on the date acquired or on the date that the Company acquires effective control over the property. Gains or losses arising at the time of acquisition of such properties are charged against the allowance for credit losses. During the holding period OREO continues to be measured at lower of cost or fair value less estimated costs of disposal, and any subsequent declines in value are expensed as incurred. Gains and losses realized from the sale of OREO, as well as valuation adjustments and expenses of operation are included in non-interest expense.

Derivative Financial Instruments

Derivative Loan Commitments

Mortgage loan commitments are derivative loan commitments if the loan that will result from exercise of the commitment will be held for sale upon funding. Derivative loan commitments are recognized at fair value in the Consolidated Statements of Condition in other assets or other liabilities with changes in their fair values recorded as a component of mortgage banking activities in the Consolidated Statements of Income.

Mortgage loan commitments are issued to borrowers. Subsequent to commitment date, changes in the fair value of the loan commitment are recognized based on changes in the fair value of the underlying mortgage loan due to interest rate changes, changes in the probability the derivative loan commitment will be exercised, and the passage of time. In estimating fair value, a probability is assigned to a loan commitment based on an expectation that it will be exercised and the loan will be funded.

Forward Loan Sale Commitments

Loan sales agreements are evaluated to determine whether they meet the definition of a derivative as facts and circumstances may differ significantly. If agreements qualify, to protect against the price risk inherent in derivative loan commitments, the Company utilizes both “mandatory delivery” and “best efforts” forward loan sale commitments to mitigate the risk of potential decreases in the values of loans that would result from the exercise of the derivative loan commitments. Mandatory delivery contracts are accounted for as derivative instruments. Generally, best efforts contracts also meet the definition of derivative instruments after the loan to the borrower has closed. Accordingly, forward loan sale commitments that economically hedge the closed loan inventory are recognized at fair value in the Consolidated Statements of Condition in other assets or other liabilities with changes in their fair values recorded as a component of mortgage banking activities in the Consolidated Statements of Income. The Company estimates the fair value of its forward loan sales commitments using a methodology similar to that used for derivative loan commitments.

Interest Rate Swap Agreements

The Company enters into interest rate swaps (“swaps”) with commercial loan customers to provide a facility to mitigate the fluctuations in the variable rate on the respective loans. These swaps are matched in exact offsetting terms to swaps that the Company enters into with an outside third party. The swaps are reported at fair value in other assets or other liabilities in the Consolidated Statements of Condition. The Company’s swaps qualify as derivatives, but are not designated as hedging instruments, thus any net gain or loss resulting from changes in the fair value is recognized in other non-interest income in the Consolidated Statements of Income. Further discussion of the Company’s financial derivatives is set forth in Note 18.

Off-Balance Sheet Credit Risk

The Company issues financial or standby letters of credit that represent conditional commitments to fund transactions by the Company, typically to guarantee performance of a customer to a third-party related to borrowing arrangements. The credit risk associated with issuing letters of credit is essentially the same as occurs when extending loan facilities to borrowers. The Company monitors the exposure to the letters of credit as part of its credit review process. Extensions of letters of credit, if any, would become part of the loan balance outstanding and would be evaluated in accordance with the Company’s credit policies. Potential exposure to loss for unfunded letters of credit if deemed necessary would be recorded in other liabilities in the Consolidated Statements of Condition.

In the ordinary course of business the Company originates and sells whole loans to a variety of investors. Mortgage loans sold are subject to representations and warranties made to the third-party purchasers regarding certain attributes. Subsequent to the sale, if a material underwriting deficiency or documentation defect is determined, the Company may be obligated to repurchase the mortgage loan or reimburse the investor for losses incurred if the deficiency or defect cannot be rectified within a specific period subsequent to discovery. The Company monitors the activity regarding the requirement to repurchase loans and the associated losses incurred. This information is applied to determine an estimated recourse reserve that is recorded in other liabilities in the Consolidated Statements of Condition.

Valuation of Long-Lived Assets

The Company reviews long-lived assets, including leases, and certain identifiable intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparing the carrying amount of the asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets to be disposed of are reported at the lower of the cost or the fair value, less costs to sell.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right or from providing more than a trivial benefit to the transferor) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through any agreement to repurchase or redeem them before their maturity or likely cause a holder to return those assets whether through unilateral ability or a price so favorable to the transferee that it is probable that the transferee will require the transferor to repurchase them. A participating interest must be in an entire financial asset and cannot represent an interest in a group of financial assets. Except for compensation paid for services performed, all cash flows from the asset are allocated to the participating interest holders in proportion to their share of ownership. Financial assets obtained or liabilities incurred in a sale are recognized and initially measured at fair value.

Advertising Costs

Advertising costs are expensed as incurred and included as marketing expense in non-interest expenses in the Consolidated Statements of Income.

Net Income per Common Share

The Company calculates earnings per common share under the two class method, which provides that unvested share-based payment awards that contain non-forfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the dual class method. The Company has determined that its outstanding non-vested restricted stock awards are participating securities.

Under the two class method, basic earnings per common share is computed by dividing net earnings allocated to common shareholders by the weighted average number of common shares outstanding during the applicable period, which excludes outstanding participating securities. Diluted earnings per common share is computed using the weighted average number of common shares determined for the basic earnings per common share computation plus the dilutive effect of incremental stock options and restricted stock.

Income Taxes

Income tax expense is based on the results of operations, adjusted for permanent differences between items of income or expense reported in the financial statements and those reported for tax purposes. Deferred income tax assets and liabilities are determined using the liability method. Under the liability method, deferred income taxes are determined based on the differences between the financial statement carrying amounts and the income tax bases of assets and liabilities and are measured at the enacted tax rates that will be in effect when these differences reverse. The effects of the enactment of the new tax law are accounted for under the existing authoritative guidance.

The Company’s policy is to recognize interest and penalties on income taxes in other non-interest expense in the Consolidated Statements of Income.

Adopted Accounting Pronouncements

In March 2022, the FASB issued ASU 2022-02, “Financial Instruments - Credit Losses (Topic 326)”, which eliminated the accounting guidance on TDRs and amended the guidance on “vintage disclosures” to require disclosure of current period gross charge-offs by year of origination. The ASU also added enhanced disclosures for creditors with respect to loan refinancing and restructurings for borrowers experiencing financial difficulty. The objective of the disclosures was to provide information about the type and magnitude of modifications and the degree of their success in mitigating potential credit losses. The Company fully adopted this update effective January 1, 2023 on a prospective basis. The adoption of this pronouncement did not have a material impact on the Consolidated Financial Statements.

In March 2020, the FASB issued ASU 2020-04, “Reference Rate Reform (Topic 848)”. This ASU provided temporary, optional guidance to ease the potential burden in accounting for, or recognizing the effects of, the transition away from the London Interbank Offered Rate (“LIBOR”) or other reference rate expected to be discontinued on financial reporting. The standard was elective and provided optional expedients and exceptions for applying GAAP to contracts, hedging relationships, or other transactions that reference LIBOR, or another reference rate expected to be discontinued. The amendments in the update were effective for all entities between March 12, 2020 and December 31, 2022. In January 2021, the FASB issued ASU 2021-01, “Reference Rate Reform (Topic 848): Scope”. This ASU refines the scope of Topic 848 and addresses questions about whether Topic 848 can be applied to derivative instruments that do not reference a rate that is expected to be discontinued, but that use an interest rate for margining, discounting or contract price alignment that is expected to be modified as a result of reference rate reform. ASU 2021-01 is effective upon issuance through December 31, 2024, and can be adopted at any time during this period. The adoption did not have a material impact on the Company’s Consolidated Financial Statements.

In March 2023, the FASB issued ASU 2023-02, “Investments - Equity Method and Joint Ventures (Topic 323): Accounting for Investments in Tax Credit Structures Using the Proportional Amortization Method”. ASU 2023-02 allows reporting entities to elect to account for qualifying tax equity investments using the proportional amortization method, regardless of the program giving rise to the related income tax credits. The amendment in this ASU also removes the specialized guidance for low-income-housing tax credit investments that are not accounted for using the proportional amortization method and instead require that those LIHTC investments be accounted for using the guidance in other GAAP. The amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. The adoption of this pronouncement did not have a material impact on the Consolidated Financial Statements.

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures”, which requires public entities to disclose information about their reportable segments’ significant expenses on an interim and annual basis. The ASU is effective for fiscal years beginning after December 15, 2023 and interim periods within fiscal years beginning after December 15, 2024. Entities must adopt this ASU on a retrospective basis. The Company fully adopted this update beginning 2024 fiscal year. The adoption did not have a material impact on its Consolidated Financial Statements.

Pending Accounting Pronouncements applicable to the Company

In November 2024, the FASB issued ASU 2024-03, “Income Statement - Reporting Comprehensive Income - Expenses Disaggregation Disclosures (Subtopic 220-40). ASU 2024-03 requires disaggregated disclosure of income statement expenses for public business entities. This ASU is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted. The adoption of this pronouncement is not expected to have a material impact on the Consolidated Financial Statements and accompanying footnotes.

NOTE 2 – CASH AND DUE FROM BANKS

The Federal Reserve Act requires that banks maintain cash reserve balances with the Federal Reserve Bank based principally on the type and amount of their deposits. At its option, the Company maintains additional balances to compensate for clearing and safekeeping services. The average balance maintained in 2024 was $488.5 million and in 2023 was $429.2 million.

NOTE 3 – INVESTMENTS

Investments available-for-sale and held-to-maturity

The amortized cost and estimated fair values of investments available-for-sale and held-to-maturity at December 31 are presented in the following table:

	2024				2023
		Gross	Gross	Estimated		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair	Amortized	Unrealized	Unrealized	Fair
(In thousands)	Cost	Gains	Losses	Value	Cost	Gains	Losses	Value
Available-for-sale debt securities
U.S. treasuries and government agencies	$84,420	$—	$(2,106)	$82,314	$101,678	$—	$(4,751)	$96,927
State and municipal	281,837	1	(46,904)	234,934	311,505	1	(43,292)	268,214
Mortgage-backed and asset-backed	888,064	195	(64,724)	823,535	807,636	181	(70,277)	737,540
Total available-for-sale debt securities	$1,254,321	$196	$(113,734)	$1,140,783	$1,220,819	$182	$(118,320)	$1,102,681
Held-to-maturity debt securities:
Mortgage-backed and asset-backed	215,747	—	(37,893)	177,854	236,165	—	(35,754)	200,411
Total held-to-maturity debt securities	$215,747	$—	$(37,893)	$177,854	$236,165	$—	$(35,754)	$200,411
Total debt securities	$1,470,068	$196	$(151,627)	$1,318,637	$1,456,984	$182	$(154,074)	$1,303,092

Any unrealized losses in the U.S. treasuries and government agencies, state and municipal, mortgage-backed and asset-backed available-for-sale debt securities at December 31, 2024 are due to changes in interest rates and not credit-related events. As such, no allowance for credit losses is required at December 31, 2024. Unrealized losses on available-for-sale debt securities are expected to recover over time as these securities approach maturity. The Company does not intend to sell, nor is it more likely than not it will be required to sell, these securities and has sufficient liquidity to hold these securities for an adequate period of time, which may be maturity, to allow for any anticipated recovery in fair value.

All held-to-maturity investments are either issued by a direct governmental entity or a government-sponsored entity and have no historical evidence supporting expected credit losses. Therefore, the Company has estimated these losses at zero and will monitor this assumption in the future for any economic or governmental policies that could affect this assumption.

The available-for-sale and held-to-maturity mortgage-backed and asset-backed securities portfolio at December 31, 2024 is composed entirely of either the most senior tranches of GNMA, FNMA or FHLMC collateralized mortgage obligations ($505.1 million), GNMA, FNMA or FHLMC mortgage-backed securities ($557.6 million) and SBA asset-backed securities ($41.2 million).

Accrued interest receivable on investment securities totaled $5.3 million at December 31, 2024 and $5.4 million at December 31, 2023, and is excluded from the amortized cost and fair value of the securities.

Gross unrealized losses and fair values by length of time that individual available-for-sale securities have been in an unrealized loss position at December 31 are presented in the following tables:

	December 31, 2024
	Number of	Less Than 12 Months		12 Months or More		Total
(Dollars in thousands)	Securities	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
U.S. treasuries and government agencies	7	$—	$—	$82,314	$2,106	$82,314	$2,106
State and municipal	116	2,979	213	226,234	46,691	229,213	46,904
Mortgage-backed and asset-backed	353	223,136	3,491	552,517	61,233	775,653	64,724
Total	476	$226,115	$3,704	$861,065	$110,030	$1,087,180	$113,734

	December 31, 2023
	Number of	Less Than 12 Months		12 Months or More		Total
(Dollars in thousands)	Securities	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
U.S. treasuries and government agencies	10	$—	$—	$96,927	$4,751	$96,927	$4,751
State and municipal	123	4,162	84	262,081	43,208	266,243	43,292
Mortgage-backed and asset-backed	321	22,731	106	691,281	70,171	714,012	70,277
Total	454	$26,893	$190	$1,050,289	$118,130	$1,077,182	$118,320

The Company has allocated mortgage-backed and asset-backed securities into the four maturity groupings reflected in the following table using the expected average life of the individual securities based on statistics provided by independent third-party industry sources. Expected maturities will differ from contractual maturities as borrowers may have the right to prepay obligations with or without prepayment penalties.

The estimated fair values and amortized costs of available-for-sale and held-to-maturity debt securities by contractual maturity at December 31 are provided in the following table:

	December 31, 2024		December 31, 2023
(In thousands)	Fair Value	Amortized Cost	Fair Value	Amortized Cost
U.S. treasuries and government agencies:
One year or less	$58,341	$59,634	$17,798	$17,979
One to five years	23,973	24,786	79,129	83,699
Five to ten years	—	—	—	—
After ten years	—	—	—	—
State and municipal:
One year or less	19,285	19,467	22,345	22,793
One to five years	14,447	15,286	33,282	34,288
Five to ten years	56,396	66,696	46,355	54,487
After ten years	144,806	180,388	166,232	199,937
Mortgage-backed and asset-backed:
One year or less	9,493	9,503	20,814	21,111
One to five years	20,937	21,347	29,823	30,666
Five to ten years	273,282	293,839	256,924	280,209
After ten years	519,823	563,375	429,979	475,650
Total available-for-sale debt securities	$1,140,783	$1,254,321	$1,102,681	$1,220,819

	December 31, 2024		December 31, 2023
(In thousands)	Fair Value	Amortized Cost	Fair Value	Amortized Cost
Held-to-maturity debt securities
Mortgage-backed and asset-backed:
One year or less	—	—	—	—
One to five years	—	—	—	—
Five to ten years	27,357	30,059	31,434	34,458
After ten years	150,497	185,688	168,977	201,707
Total held-to-maturity debt securities	$177,854	$215,747	$200,411	$236,165

At December 31, 2024 and 2023, available-for-sale and held-to-maturity debt securities with a book value of $468.9 million and $729.0 million, respectively, were pledged as collateral for certain government deposits and for other purposes as required or permitted by law. The outstanding balance of no single issuer, except for U.S. government agency securities, exceeded ten percent of stockholders’ equity at December 31, 2024 and 2023.

Other Investments

Other investments are presented in the following table:

(In thousands)	2024	2023
Federal Reserve Bank stock, at cost	$39,346	$39,125
Federal Home Loan Bank of Atlanta stock, at cost	21,691	35,805
Other	677	677
Total other investments, at cost	$61,714	$75,607

Investment securities gains/ (losses)

Gross realized gains and losses on all investments for the years ended December 31 are presented in the following table:

(In thousands)	2024	2023	2022
Gross realized gains from sales of investments available-for-sale	$—	$—	$8
Gross realized losses from sales of investments available-for-sale	—	—	(393)
Net gains from calls of investments available-for-sale	—	—	40
Net investment securities losses	$—	$—	$(345)

NOTE 4 – LOANS

The lending business of the Company is based on understanding, measuring and controlling the credit risk inherent in the loan portfolio. The Company’s loan portfolio is subject to varying degrees of credit risk. Credit risk entails both general risks, which are inherent in the process of lending, and risk specific to individual borrowers. The Company’s credit risk is mitigated through portfolio diversification, which limits exposure to any single customer, industry or collateral type.

Outstanding loan balances at December 31, 2024 and 2023 are net of unearned income, including net deferred loan fees of $5.8 million and $7.0 million, respectively.

The loan portfolio segment balances at December 31 are presented in the following table:

(In thousands)	2024	2023
Commercial real estate:
Commercial investor real estate	$4,779,593	$5,104,425
Commercial owner-occupied real estate	1,748,772	1,755,235
Commercial AD&C	1,327,292	988,967
Commercial business	1,653,135	1,504,880
Total commercial loans	9,508,792	9,353,507
Residential real estate:
Residential mortgage	1,537,589	1,474,521
Residential construction	49,028	121,419
Consumer	442,557	417,542
Total residential and consumer loans	2,029,174	2,013,482
Total loans	$11,537,966	$11,366,989

Portfolio Segments

The Company currently manages its credit products and the respective exposure to credit losses (credit risk) by the following specific portfolio segments which are levels at which the Company develops and documents its systematic methodology to determine the allowance for credit losses attributable to each respective portfolio segment. These segments are:

●	Commercial investor real estate loans - Commercial investor real estate loans consist of loans secured by nonowner-occupied properties where an established banking relationship exists and involves investment properties for warehouse, retail, and office space with a history of occupancy and cash flow. This commercial investor real estate category contains mortgage loans to the developers and owners of commercial real estate where the borrower intends to operate or sell the property at a profit and use the income stream or proceeds from the sale(s) to repay the loan.
●	Commercial owner-occupied real estate loans - Commercial owner-occupied real estate loans consist of commercial mortgage loans secured by owner-occupied properties where an established banking relationship exists and involves a variety of property types to conduct the borrower’s operations. The decision to extend a loan is based upon the borrower’s financial health and the ability of the borrower and the business to repay. The primary source of repayment for this type of loan is the cash flow from the operations of the business.
●	Commercial acquisition, development and construction loans - Commercial acquisition, development and construction loans are intended to finance the construction of commercial properties and include loans for the acquisition and development of land. Construction loans represent a higher degree of risk than permanent real estate loans and may be affected by a variety of additional factors such as the borrower’s ability to control costs and adhere to time schedules and the risk that constructed units may not be absorbed by the market within the anticipated time frame or at the anticipated price. The loan commitment on these loans often includes an interest reserve that allows the lender to periodically advance loan funds to pay interest charges on the outstanding balance of the loan.
●	Commercial business loans - Commercial business loans are made to provide funds for equipment and general corporate needs. Repayment of a loan primarily comes from the funds obtained from the operation of the borrower’s business. Commercial business loans also include lines of credit that are utilized to finance a borrower’s short-term credit needs and/or to finance a percentage of eligible receivables and inventory.
●	Residential mortgage loans - The residential mortgage loans category contains permanent mortgage loans principally to consumers secured by residential real estate. Residential real estate loans are evaluated for the adequacy of repayment sources at the time of approval, based upon measures including credit scores, debt-to-income ratios, and collateral values. Loans may be either conforming or non-conforming.

●	Residential construction loans - The Company makes residential construction loans generally to provide interim financing on residential property during the construction period. Borrowers are typically individuals who will ultimately occupy the single-family dwelling. Loan funds are disbursed periodically as pre-specified stages of completion are attained based upon site inspections.
●	Consumer loans - This category of loans includes primarily home equity loans and lines, installment loans, personal lines of credit, and other loans. The home equity category consists mainly of revolving lines of credit to consumers which are secured by residential real estate. These loans are typically secured with second mortgages on the homes. Other consumer loans include installment loans used by customers to purchase automobiles, boats and recreational vehicles.

Loans to Related Parties

Certain directors and executive officers have loan transactions with the Company. The following schedule summarizes changes in amounts of loans outstanding, both direct and indirect, to these persons during the periods indicated:

(In thousands)	2024	2023
Balance at January 1	$67,154	$60,856
Additions	20,658	9,543
Repayments	(5,258)	(3,245)
Balance at December 31	$82,554	$67,154

NOTE 5 – CREDIT QUALITY ASSESSMENT

Allowance for Credit Losses - Loans

Summary information on the allowance for credit loss activity for the years ended December 31 is provided in the following table:

(In thousands)	2024	2023	2022
Balance at beginning of year	$120,865	$136,242	$109,145
Provision/ (credit) for credit losses - loans	17,255	(13,894)	26,680
Loans charge-offs	(4,608)	(2,614)	(1,105)
Loans recoveries	889	1,131	1,522
Net (charge-offs)/ recoveries	(3,719)	(1,483)	417
Balance at period end	$134,401	$120,865	$136,242

The following table provides summary information regarding collateral dependent loans individually evaluated for credit loss at the dates indicated:

(In thousands)	2024	2023
Collateral dependent loans individually evaluated for credit loss with an allowance	$94,965	$72,179
Collateral dependent loans individually evaluated for credit loss without an allowance	22,015	15,989
Total individually evaluated collateral dependent loans	$116,980	$88,168

Allowance for credit losses related to loans evaluated individually	$37,538	$24,000
Allowance for credit losses related to loans evaluated collectively	96,863	96,865
Total allowance for credit losses - loans	$134,401	$120,865

The following tables provide information on the activity in the allowance for credit losses by the respective loan portfolio segment for the years ended December 31:

	2024
	Commercial Real Estate				Residential Real Estate
		Commercial
	Commercial	Owner-	Commercial	Commercial	Residential	Residential
(In thousands)	Investor R/E	Occupied R/E	AD&C	Business	Mortgage	Construction	Consumer	Total
Balance as of December 31, 2023	$61,439	$7,536	$8,287	$31,932	$8,890	$729	$2,052	$120,865
Provision/ (credit) for credit losses - loans	(3,333)	(2,255)	20,167	1,952	294	(526)	956	17,255
Charge-offs	(401)	—	(135)	(3,481)	(50)	—	(541)	(4,608)
Recoveries	12	111	353	53	59	—	301	889
Net (charge-offs)/ recoveries	(389)	111	218	(3,428)	9	—	(240)	(3,719)
Balance at end of period	$57,717	$5,392	$28,672	$30,456	$9,193	$203	$2,768	$134,401

Total loans	$4,779,593	$1,748,772	$1,327,292	$1,653,135	$1,537,589	$49,028	$442,557	$11,537,966
Allowance for credit losses on loans to total loans ratio	1.21%	0.31%	2.16%	1.84%	0.60%	0.41%	0.63%	1.16%

Average loans	$4,929,894	$1,740,376	$1,180,100	$1,561,616	$1,518,170	$77,276	$422,260	$11,429,692
Net charge-offs/ (recoveries) to average loans	0.01%	(0.01)%	(0.02)%	0.22%	—%	—%	0.06%	0.03%

Balance of loans individually evaluated for credit loss	$71,068	$7,008	$31,314	$7,590	$—	$—	$—	$116,980
Allowance related to loans evaluated individually	$18,313	$78	$13,706	$5,441	$—	$—	$—	$37,538
Individual allowance to loans evaluated individually ratio	25.77%	1.11%	43.77%	71.69%	—%	—%	—%	32.09%
Contractual balance of individually evaluated loans	$72,925	$8,182	$31,327	$8,764	$—	$—	$—	$121,198

Balance of loans collectively evaluated for credit loss	$4,708,525	$1,741,764	$1,295,978	$1,645,545	$1,537,589	$49,028	$442,557	$11,420,986
Allowance related to loans evaluated collectively	$39,404	$5,314	$14,966	$25,015	$9,193	$203	$2,768	$96,863
Collective allowance to loans evaluated collectively ratio	0.84%	0.31%	1.15%	1.52%	0.60%	0.41%	0.63%	0.85%

	2023
	Commercial Real Estate				Residential Real Estate
	Commercial	Commercial Owner-	Commercial	Commercial	Residential	Residential
(In thousands)	Investor R/E	Occupied R/E	AD&C	Business	Mortgage	Construction	Consumer	Total
Balance as of December 31, 2022	$64,737	$11,646	$18,646	$28,027	$9,424	$1,337	$2,425	$136,242
Provision/ (credit) for credit losses - loans	(3,323)	(4,215)	(10,359)	4,051	(488)	(608)	1,048	(13,894)
Charge-offs	—	—	—	(449)	(160)	—	(2,005)	(2,614)
Recoveries	25	105	—	303	114	—	584	1,131
Net (charge-offs)/ recoveries	25	105	—	(146)	(46)	—	(1,421)	(1,483)
Balance at end of period	$61,439	$7,536	$8,287	$31,932	$8,890	$729	$2,052	$120,865

Total loans	$5,104,425	$1,755,235	$988,967	$1,504,880	$1,474,521	$121,419	$417,542	$11,366,989
Allowance for credit losses on loans to total loans ratio	1.20%	0.43%	0.84%	2.12%	0.60%	0.60%	0.49%	1.06%

Average loans	$5,133,279	$1,766,839	$1,023,669	$1,440,382	$1,380,496	$187,599	$421,963	$11,354,227
Net charge-offs/ (recoveries) to average loans	—%	(0.01)%	—%	0.01%	—%	—%	0.34%	0.01%

Balance of loans individually evaluated for credit loss	$72,218	$4,640	$1,259	$10,051	$—	$—	$—	$88,168
Allowance related to loans evaluated individually	$15,353	$1,159	$102	$7,386	$—	$—	$—	$24,000
Individual allowance to loans evaluated individually ratio	21.26%	24.98%	8.10%	73.49%	—%	—%	—%	27.22%
Contractual balance of individually evaluated loans	$72,712	$5,623	$1,270	$11,500	$—	$—	$—	$91,105

Balance of loans collectively evaluated for credit loss	$5,032,207	$1,750,595	$987,708	$1,494,829	$1,474,521	$121,419	$417,542	$11,278,821
Allowance related to loans evaluated collectively	$46,086	$6,377	$8,185	$24,546	$8,890	$729	$2,052	$96,865
Collective allowance to loans evaluated collectively ratio	0.92%	0.36%	0.83%	1.64%	0.60%	0.60%	0.49%	0.86%

The following table presents average principal balance of total non-accrual loans and contractual interest due on non-accrual loans for the periods indicated below:

	2024
	Commercial Real Estate				Residential Real Estate
		Commercial
	Commercial	Owner-	Commercial	Commercial	Residential	Residential
(In thousands)	Investor R/E	Occupied R/E	AD&C	Business	Mortgage	Construction	Consumer	Total
Average non-accrual loans for the period	$56,682	$7,611	$16,453	$8,063	$11,749	$536	$4,092	$105,186
Contractual interest income due on non-accrual loans during the period	$3,629	$466	$800	$553	$583	$27	$375	$6,433

	2023
	Commercial Real Estate				Residential Real Estate
		Commercial
	Commercial	Owner-	Commercial	Commercial	Residential	Residential
(In thousands)	Investor R/E	Occupied R/E	AD&C	Business	Mortgage	Construction	Consumer	Total
Average non-accrual loans for the period	$28,650	$4,795	$812	$9,640	$10,547	$223	$4,146	$58,813
Contractual interest income due on non-accrual loans during the period	$760	$298	$41	$716	$432	$6	$299	$2,552

There was no interest income recognized on non-accrual loans during the year ended December 31, 2024. See Note 1 for additional information on the Company’s policies for non-accrual loans. Loans designated as non-accrual have all previously accrued but unpaid interest reversed from interest income. During the year ended December 31, 2024, new loans placed on non-accrual status totaled $51.0 million and the related amount of reversed uncollected accrued interest was $1.4 million.

Credit Quality

The following tables provide information on the credit quality of the loan portfolio by segment at December 31 for the years indicated:

	2024
	Commercial Real Estate				Residential Real Estate
		Commercial
	Commercial	Owner-	Commercial	Commercial	Residential	Residential
(In thousands)	Investor R/E	Occupied R/E	AD&C	Business	Mortgage	Construction	Consumer	Total
Analysis of non-accrual loan activity:
Balance at beginning of period	$58,658	$4,640	$1,259	$10,051	$12,332	$443	$4,102	$91,485
Loans placed on non-accrual	6,706	5,730	31,694	3,909	1,634	—	1,368	51,041
Non-accrual balances transferred to OREO	(3,265)	—	—	—	—	—	—	(3,265)
Non-accrual balances charged-off	(402)	—	(134)	(3,478)	—	—	(20)	(4,034)
Net payments or draws	(3,626)	(1,637)	(1,505)	(2,892)	(2,447)	78	(1,575)	(13,604)
Non-accrual loans brought current	—	(1,725)	—	—	(580)	—	(178)	(2,483)
Balance at end of period	$58,071	$7,008	$31,314	$7,590	$10,939	$521	$3,697	$119,140

	2023
	Commercial Real Estate				Residential Real Estate
		Commercial
	Commercial	Owner-	Commercial	Commercial	Residential	Residential
(In thousands)	Investor R/E	Occupied R/E	AD&C	Business	Mortgage	Construction	Consumer	Total
Analysis of non-accrual loan activity:
Balance at beginning of period	$9,943	$5,019	$—	$7,322	$7,439	$—	$5,059	$34,782
Loans placed on non-accrual	62,725	—	2,111	6,271	7,871	449	2,450	81,877
Non-accrual balances transferred to OREO	—	—	—	—	—	—	—	—
Non-accrual balances charged-off	—	—	—	(441)	(160)	—	(1,757)	(2,358)
Net payments or draws	(14,010)	(379)	(852)	(2,588)	(1,667)	(6)	(1,528)	(21,030)
Non-accrual loans brought current	—	—	—	(513)	(1,151)	—	(122)	(1,786)
Balance at end of period	$58,658	$4,640	$1,259	$10,051	$12,332	$443	$4,102	$91,485

	2024
	Commercial Real Estate				Residential Real Estate
		Commercial
	Commercial	Owner-	Commercial	Commercial	Residential	Residential
(In thousands)	Investor R/E	Occupied R/E	AD&C	Business	Mortgage	Construction	Consumer	Total
Performing loans:
Current	$4,696,667	$1,740,403	$1,276,591	$1,643,900	$1,509,013	$48,507	$434,165	$11,349,246
30-59 days	7,753	1,361	19,387	1,275	15,071	—	4,241	49,088
60-89 days	17,102	—	—	370	2,334	—	454	20,260
Total performing loans	4,721,522	1,741,764	1,295,978	1,645,545	1,526,418	48,507	438,860	11,418,594
Non-performing loans:
Non-accrual loans	58,071	7,008	31,314	7,590	10,939	521	3,697	119,140
Loans greater than 90 days past due	—	—	—	—	232	—	—	232
Restructured loans	—	—	—	—	—	—	—	—
Total non-performing loans	58,071	7,008	31,314	7,590	11,171	521	3,697	119,372
Total loans	$4,779,593	$1,748,772	$1,327,292	$1,653,135	$1,537,589	$49,028	$442,557	$11,537,966

	2023
	Commercial Real Estate				Residential Real Estate
		Commercial
	Commercial	Owner-	Commercial	Commercial	Residential	Residential
(In thousands)	Investor R/E	Occupied R/E	AD&C	Business	Mortgage	Construction	Consumer	Total
Performing loans:
Current	$5,044,647	$1,748,449	$986,859	$1,494,426	$1,445,785	$118,976	$409,607	$11,248,749
30-59 days	1,120	2,056	849	383	14,026	2,000	3,298	23,732
60-89 days	—	90	—	—	2,036	—	535	2,661
Total performing loans	5,045,767	1,750,595	987,708	1,494,809	1,461,847	120,976	413,440	11,275,142
Non-performing loans:
Non-accrual loans	58,658	4,640	1,259	10,051	12,332	443	4,102	91,485
Loans greater than 90 days past due	—	—	—	20	342	—	—	362
Restructured loans	—	—	—	—	—	—	—	—
Total non-performing loans	58,658	4,640	1,259	10,071	12,674	443	4,102	91,847
Total loans	$5,104,425	$1,755,235	$988,967	$1,504,880	$1,474,521	$121,419	$417,542	$11,366,989

The credit quality indicators for commercial loans are developed through review of individual borrowers on an ongoing basis. Each borrower is evaluated at least annually with more frequent evaluation of more severely criticized loans. The indicators represent the rating for loans as of the date presented is based on the most recent credit review performed. These credit quality indicators are defined as follows:

Pass - A pass rated credit is not adversely classified because it does not display any of the characteristics for adverse classification.

Special mention - A special mention credit has potential weaknesses that deserve management’s close attention. If uncorrected, such weaknesses may result in deterioration of the repayment prospects or collateral position at some future date. Special mention assets are not adversely classified and do not warrant adverse classification.

Substandard - A substandard loan is inadequately protected by the current net worth and payment capacity of the obligor or of the collateral pledged, if any. Loans classified as substandard generally have a well-defined weakness, or weaknesses, that jeopardize the liquidation of the debt. These loans are characterized by the distinct possibility of loss if the deficiencies are not corrected.

Doubtful - A loan that is classified as doubtful has all the weaknesses inherent in a loan classified as substandard with added characteristics that the weaknesses make collection or liquidation in full highly questionable and improbable, on the basis of currently existing facts, conditions and values.

Loss – Loans classified as a loss are considered uncollectible and of such little value that their continuing to be carried as a loan is not warranted. This classification is not necessarily equivalent to no potential for recovery or salvage value, but rather that it is not appropriate to defer a full write-off even though partial recovery may be effected in the future.

The following tables provide information about credit quality indicators by the year of origination:

	2024
	Term Loans by Origination Year						Revolving
(In thousands)	2024	2023	2022	2021	2020	Prior	Loans	Total
Commercial Investor R/E:
Pass	$337,754	$303,462	$1,306,076	$1,064,827	$521,505	$1,053,674	$32,739	$4,620,037
Special Mention	—	—	4,100	—	18,888	40,437	—	63,425
Substandard	—	—	—	32,768	5,606	57,757	—	96,131
Doubtful	—	—	—	—	—	—	—	—
Total	$337,754	$303,462	$1,310,176	$1,097,595	$545,999	$1,151,868	$32,739	$4,779,593
Current period gross charge-offs	$—	$—	$—	$357	$—	$44	$—	$401

Commercial Owner-Occupied R/E:
Pass	$183,357	$109,915	$346,029	$286,260	$212,034	$542,637	$6,277	$1,686,509
Special Mention	—	4,764	3,632	14,731	4,043	11,027	—	38,197
Substandard	—	—	900	2,810	972	19,384	—	24,066
Doubtful	—	—	—	—	—	—	—	—
Total	$183,357	$114,679	$350,561	$303,801	$217,049	$573,048	$6,277	$1,748,772
Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—	$—

Commercial AD&C:
Pass	$423,143	$243,462	$301,254	$73,323	$—	$—	$207,880	$1,249,062
Special Mention	—	262	—	4,213	—	—	—	4,475
Substandard	—	—	27,994	42,832	1,571	1,358	—	73,755
Doubtful	—	—	—	—	—	—	—	—
Total	$423,143	$243,724	$329,248	$120,368	$1,571	$1,358	$207,880	$1,327,292
Current period gross charge-offs	$—	$—	$135	$—	$—	$—	$—	$135

Commercial Business:
Pass	$302,334	$142,011	$291,167	$161,300	$71,650	$139,311	$509,158	$1,616,931
Special Mention	143	605	5,689	1,588	48	3,913	10,468	22,454
Substandard	165	858	1,082	1,616	637	4,768	4,624	13,750
Doubtful	—	—	—	—	—	—	—	—
Total	$302,642	$143,474	$297,938	$164,504	$72,335	$147,992	$524,250	$1,653,135
Current period gross charge-offs	$—	$—	$1,482	$470	$—	$1,479	$50	$3,481

Residential Mortgage:
Beacon score:
660-850	$43,196	$48,842	$483,634	$385,226	$151,114	$252,024	$—	$1,364,036
600-659	20	1,939	18,507	9,450	2,480	20,017	—	52,413
540-599	—	1,193	1,305	4,011	2,601	10,946	—	20,056
less than 540	5,493	1,589	31,046	21,509	8,382	33,065	—	101,084
Total	$48,709	$53,563	$534,492	$420,196	$164,577	$316,052	$—	$1,537,589
Current period gross charge-offs	$—	$—	$—	$50	$—	$—	$—	$50

Residential Construction:
Beacon score:
660-850	$16,923	$7,326	$11,695	$6,723	$—	$150	$410	$43,227
600-659	—	—	—	—	—	1,308	—	1,308
540-599	521	—	500	—	1,500	—	—	2,521
less than 540	13	1,459	62	438	—	—	—	1,972
Total	$17,457	$8,785	$12,257	$7,161	$1,500	$1,458	$410	$49,028
Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—	$—

Consumer:
Beacon score:
660-850	$14,476	$6,973	$3,273	$1,218	$637	$22,453	$329,297	$378,327
600-659	825	1,730	282	40	78	3,166	13,113	19,234
540-599	155	166	430	91	30	2,021	4,571	7,464
less than 540	1,734	1,578	1,284	642	197	3,531	28,566	37,532
Total	$17,190	$10,447	$5,269	$1,991	$942	$31,171	$375,547	$442,557
Current period gross charge-offs	$—	$6	$—	$25	$—	$17	$493	$541
Total loans	$1,330,252	$878,134	$2,839,941	$2,115,616	$1,003,973	$2,222,947	$1,147,103	$11,537,966

	2023
	Term Loans by Origination Year						Revolving
(In thousands)	2023	2022	2021	2020	2019	Prior	Loans	Total
Commercial Investor R/E:
Pass	$405,740	$1,395,973	$1,195,708	$634,361	$511,146	$848,958	$23,653	$5,015,539
Special Mention	9,250	—	316	—	—	1,978	—	$11,544
Substandard	30,792	465	30,927	—	—	14,410	748	$77,342
Doubtful	—	—	—	—	—	—	—	$—
Total	$445,782	$1,396,438	$1,226,951	$634,361	$511,146	$865,346	$24,401	$5,104,425
Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—	$—

Commercial Owner-Occupied R/E:
Pass	$136,072	$361,247	$318,269	$238,761	$235,145	$428,846	$5,621	$1,723,961
Special Mention	406	70	2,240	875	2,267	8,616	—	$14,474
Substandard	2,562	3,634	801	343	5,866	3,594	—	$16,800
Doubtful	—	—	—	—	—	—	—	$—
Total	$139,040	$364,951	$321,310	$239,979	$243,278	$441,056	$5,621	$1,755,235
Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—	$—

Commercial AD&C:
Pass	$334,918	$288,732	$178,889	$28,954	$—	$—	$155,889	$987,382
Special Mention	—	—	—	—	—	—	—	$—
Substandard	1,016	569	—	—	—	—	—	$1,585
Doubtful	—	—	—	—	—	—	—	$—
Total	$335,934	$289,301	$178,889	$28,954	$—	$—	$155,889	$988,967
Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—	$—

Commercial Business:
Pass	$247,081	$344,034	$202,020	$92,198	$62,413	$118,061	$410,856	$1,476,663
Special Mention	532	45	180	1,037	1,040	294	3,635	$6,763
Substandard	6,725	2,073	2,281	917	1,925	1,571	5,962	$21,454
Doubtful	—	—	—	—	—	—	—	$—
Total	$254,338	$346,152	$204,481	$94,152	$65,378	$119,926	$420,453	$1,504,880
Current period gross charge-offs	$—	$9	$324	$—	$—	$116	$—	$449

Residential Mortgage:
Beacon score:
660-850	$31,853	$476,631	$394,414	$166,387	$41,473	$266,927	$—	$1,377,685
600-659	781	7,022	18,284	2,009	1,882	24,040	—	$54,018
540-599	—	1,545	2,698	2,371	1,891	9,377	—	$17,882
less than 540	229	2,042	3,351	2,424	2,533	14,357	—	$24,936
Total	$32,863	$487,240	$418,747	$173,191	$47,779	$314,701	$—	$1,474,521
Current period gross charge-offs	$—	$—	$43	$—	$10	$107	$—	$160

Residential Construction:
Beacon score:
660-850	$21,975	$68,273	$21,897	$2,478	$150	$—	$—	$114,773
600-659	1,641	500	1,319	1,500	—	1,243	—	$6,203
540-599	443	—	—	—	—	—	—	$443
less than 540	—	—	—	—	—	—	—	$—
Total	$24,059	$68,773	$23,216	$3,978	$150	$1,243	$—	$121,419
Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—	$—

Consumer:
Beacon score:
660-850	$11,452	$4,960	$1,823	$519	$1,662	$24,543	$333,382	$378,341
600-659	1,209	192	237	425	209	3,954	12,668	$18,894
540-599	24	374	87	47	500	2,868	5,920	$9,820
less than 540	384	215	132	50	288	2,803	6,615	$10,487
Total	$13,069	$5,741	$2,279	$1,041	$2,659	$34,168	$358,585	$417,542
Current period gross charge-offs	$—	$20	$28	$—	$15	$1,735	$207	$2,005
Total loans	$1,245,085	$2,958,596	$2,375,873	$1,175,656	$870,390	$1,776,440	$964,949	$11,366,989

Modifications to Borrowers Experiencing Financial Difficulty

As a part of our risk management practices, we may consider modifying a loan for a borrower experiencing a financial difficulty that provides a certain degree of a payment relief. Modification types primarily include a reduction in the interest rate or an extension of the existing term. We do not provide modifications that result in the reduction of the outstanding principal balance.

The following table presents the amount of the loans modified during the periods indicated below to borrowers experiencing financial difficulty, disaggregated by the loan portfolio segment, type of modification granted and the financial effect of loans modified:

	For the Year Ended December 31, 2024
			Rate
	Interest rate	Term	reduction			Interest rate	Term
	reduction	extension	& Term extension	Total		reduction	extension
					% of total	Weighted	Weighted
(in thousands)	Amount	Amount	Amount	Amount	loan segment	Average	Average
Commercial Investor R/E	$485	$61,981	$8,245	$70,711	1.5%	0.9%	8 Months
Commercial Owner-Occupied R/E	4,834	8,848	—	13,682	0.8%	1.1%	20 Months
Commercial AD&C	—	23,840	—	23,840	1.8%	—%	6 Months
Commercial Business	16	9,726	369	10,111	0.6%	2.1%	16 Months
All Other loans	—	521	—	521	—%	—%	18 Months
Total	$5,335	$104,916	$8,614	$118,865	1.0%

	For the Year Ended December 31, 2023
			Rate
	Interest rate	Term	reduction			Interest rate	Term
	reduction	extension	& Term extension	Total		reduction	extension
					% of total	Weighted	Weighted
(in thousands)	Amount	Amount	Amount	Amount	loan segment	Average	Average
Commercial Investor R/E	$28,970	$9,778	$13,560	$52,308	1.0%	1.5%	15 Months
Commercial Owner-Occupied R/E	—	2,808	—	2,808	0.2%	—%	14 Months
Commercial AD&C	—	1,016	—	1,016	0.1%	—%	9 Months
Commercial Business	233	5,496	—	5,729	0.4%	0.3%	14 Months
All Other loans	—	—	—	—	—%	—%	—
Total	$29,203	$19,098	$13,560	$61,861	0.5%

Unfunded loan commitments on modifications for borrowers experiencing financial difficulty totaled $10.3 million at December 31, 2024. These commitments are not included in the table above.

The following table presents the performance of loans that have been modified during the periods indicated:

	For the Year Ended December 31, 2024
(in thousands)	Current	30-89 days past due	90+ days past due	Total
Commercial Investor R/E	$20,689	$47,617	$2,405	$70,711
Commercial Owner-Occupied R/E	13,225	—	457	13,682
Commercial AD&C	23,718	—	122	23,840
Commercial Business	9,239	797	75	10,111
All Other loans	521	—	—	521
Total	$67,392	$48,414	$3,059	$118,865

	For the Year Ended December 31, 2023
(in thousands)	Current	30-89 days past due	90+ days past due	Total
Commercial Investor R/E	$51,560	$—	$748	$52,308
Commercial Owner-Occupied R/E	2,808	—	—	2,808
Commercial AD&C	327	—	689	1,016
Commercial Business	5,408	88	233	5,729
All Other loans	—	—	—	—
Total	$60,103	$88	$1,670	$61,861

There were three loans with the total outstanding balance of $2.3 million which defaulted (defined as new non-accrual or 90 days past due) during the year ended December 31, 2024 and had been modified in the form of a term extension within the previous 12 months preceding the payment default when the debtor was experiencing financial difficulty at the time of modification. All of these loans were non-accrual, collateral-dependent loans at December 31, 2024, and carried immaterial individual reserves balance.

Other Real Estate Owned

The company had $3.3 million OREO at December 31, 2024 as compared to none at December 31, 2023. There were nine consumer mortgage loans secured by residential real estate property totaling $1.6 million, for which formal foreclosure proceedings were in process as of December 31, 2024.

NOTE 6 – PREMISES AND EQUIPMENT

Presented in the following table are the components of premises and equipment at December 31:

(In thousands)	2024	2023
Land	$9,771	$9,771
Buildings and leasehold improvements	70,888	78,210
Equipment	50,007	58,467
Total premises and equipment	130,666	146,448
Less: accumulated depreciation and amortization	(74,668)	(86,958)
Net premises and equipment	$55,998	$59,490

Depreciation and amortization expense for premises and equipment amounted to $7.2 million, $6.1 million, and $6.1 million for each of the years ended December 31, 2024, 2023 and 2022, respectively.

NOTE 7 – LEASES

The Company leases real estate properties for its network of bank branches, financial centers and corporate offices. All of the Company’s leases are currently classified as operating. Most lease agreements include one or more options to renew, with renewal terms that can extend the original lease term from one to twenty years or more. The Company does not receive sublease income from any of its leased real estate properties.

The following table provides information regarding the Company’s leases as of the dates indicated:

	Year Ended
	2024	2023
Components of lease expense:
Operating lease cost (resulting from lease payments)	$10,225	$10,674

Supplemental cash flow information related to leases:
Operating cash flows from operating leases	$11,120	$11,470
ROU assets obtained in the exchange for lease liabilities due to:
New leases	$1,402	$703
Acquisitions	$—	$—

	As of
	December 31, 2024	December 31, 2023
Supplemental balance sheet information related to leases:
Operating lease ROU assets	$37,706	$40,362
Operating lease liabilities	$44,503	$48,058

Other information related to leases:
Weighted average remaining lease term of operating leases	4.9 years	5.6 years
Weighted average discount rate of operating leases	3.83%	3.61%

ROU assets and lease liabilities are recorded in other assets and other liabilities, respectively, in the Condensed Consolidated Statements of Condition. Operating lease cost is recorded in the occupancy expense of premises in the Condensed Consolidated Statements of Income.

As of December 31, 2024, the maturities of the Company’s operating lease liabilities were as follows:

(In thousands)	Amount
Maturity:
One year	$11,091
Two years	10,649
Three years	9,232
Four years	7,749
Five years	5,260
Thereafter	4,989
Total undiscounted lease payments	48,970
Less: Present value discount	(4,467)
Lease Liability	$44,503

The Company had no operating lease that has not yet commenced operations at December 31, 2024. The Company does not have any lease arrangements with any of its related parties as of December 31, 2024.

NOTE 8 – GOODWILL AND OTHER INTANGIBLE ASSETS

The following table presents the net carrying amount of goodwill by segment for the periods indicated:

	Community		Investment
(In thousands)	Banking	Insurance	Management	Total
Balance December 31, 2022	$331,689	$—	$31,747	$363,436
No Activity	—	—	—	—
Balance December 31, 2023	331,689	—	31,747	363,436
Goodwill Impairment Loss	(54,391)	—	—	(54,391)
Balance December 31, 2024	$277,298	$—	$31,747	$309,045

The Company performed a quantitative impairment test of goodwill as of October 1, 2024 and utilized the market information from the Merger Agreement with Atlantic Union. As a result of the quantitative assessment, the Company recorded a goodwill impairment charge of $54.4 million in the fourth quarter of 2024 as the fair value of equity was less than book value. The entire goodwill impairment was allocated to the Community Banking unit based on immaterial size of the Investment Management reporting unit relative to the Consolidated Bancorp for both asset and equity. Refer to Note 1 - Significant Accounting Policies for more detail.

The gross carrying amounts and accumulated amortization of intangible assets and goodwill are presented at December 31 in the following table:

	2024			Weighted	2023			Weighted
	Gross		Net	Average	Gross		Net	Average
	Carrying	Accumulated	Carrying	Remaining	Carrying	Accumulated	Carrying	Remaining
(Dollars in thousands)	Amount	Amortization	Amount	Life	Amount	Amortization	Amount	Life
Amortizing intangible assets:
Core deposit intangibles	$29,038	$(23,084)	$5,954	3.9 years	$29,038	$(20,181)	$8,857	5.5 years
Software intangibles	21,954	(5,019)	16,935	4.0 years	10,422	(183)	10,239	4.8 years
Other identifiable intangibles	13,906	(9,336)	4,570	6.9 years	13,906	(7,949)	5,957	7.7 years
Total amortizing intangible assets	$64,898	$(37,439)	$27,459		$53,366	$(28,313)	$25,053
Non-amortizing intangible assets:
Intangible projects in process(1)	3,289	—	3,289		$3,248	$—	$3,248
Total intangible assets	$68,187	$(37,439)	$30,748		$56,614	$(28,313)	$28,301

Goodwill	$309,045		$309,045		$363,436		$363,436

(1)	Capitalized costs on internal-use licensed software-related projects that are currently in the development/implementation phase.

The following table presents the estimated future amortization expense for amortizing intangible assets within the years ending December 31:

(In thousands)	Amount
2025	$8,310
2026	6,899
2027	5,660
2028	4,342
2029	1,749
Thereafter	499
Total amortizing intangible assets	$27,459

NOTE 9 – DEPOSITS

The following table presents the composition of deposits at December 31 for the years indicated:

(In thousands)	2024	2023
Noninterest-bearing deposits	$2,804,930	$2,914,161
Interest-bearing deposits:
Demand	1,579,463	1,463,679
Money market savings	3,016,096	2,628,918
Regular savings	1,764,598	1,275,225
Time deposits of less than $250,000	1,840,274	2,068,259
Time deposits of $250,000 or more	740,304	646,296
Total interest-bearing deposits	8,940,735	8,082,377
Total deposits	$11,745,665	$10,996,538

Demand deposit overdrafts reclassified as loan balances were $4.6 million and $1.1 million at December 31, 2024 and 2023, respectively. Overdraft charge-offs and recoveries are reflected in the allowance for credit losses.

The following table presents the maturity schedule for time deposits maturing within years ending December 31:

(In thousands)	Amount
2025	$2,186,012
2026	322,656
2027	37,779
2028	27,553
2029	6,578
Thereafter	—
Total time deposits	$2,580,578

The Company’s time deposits of less than $250,000 represented 15.7% of total deposits and time deposits of $250,000 or more represented 6.3% of total deposits at December 31, 2024 and are presented by maturity in the following table:

	Months to Maturity
(In thousands)	3 or Less	Over 3 to 6	Over 6 to 12	Over 12	Total
Time deposits - less than $250,000	$707,380	$346,201	$464,896	$321,797	$1,840,274
Time deposits - $250,000 or more	$273,372	$302,695	$91,468	$72,769	$740,304

Interest expense on time deposits of less than $250,000 amounted to $53.5 million, $33.9 million, and $5.0 million and interest expense on time deposits of $250,000 of more amounted to $62.1 million, $64.1 million, and $11.5 million for the years ended December 31, 2024, 2023 and 2022, respectively.

Deposits received in the ordinary course of business from the directors and officers of the Company and their related interests amounted to $70.2 million and $91.1 million for the years ended December 31, 2024 and 2023, respectively.

NOTE 10 – BORROWINGS

Subordinated Debt

On March 15, 2022, the Company completed an offering of $200.0 million aggregate principal amount Fixed to Floating Rate Subordinated Notes due in 2032. The notes bear a fixed interest rate of 3.875% per year through March 29, 2027. Commencing on March 30, 2027, the notes will bear interest at a floating rate per annum equal to the benchmark rate (which is expected to be the three-month SOFR rate) plus a spread of 196.5 basis points, payable quarterly in arrears. The total amount of debt issuance costs incurred was $3.1 million, which are being amortized through the contractual life of the debt. The entire amount of the subordinated debt is considered Tier 2 capital under current regulatory guidelines.

On November 5, 2019, the Company completed an offering of $175.0 million aggregate principal amount Fixed to Floating Rate Subordinated Notes due in 2029. The notes had a fixed interest rate of 4.25% per year through November 14, 2024. On November 15, 2024, the interest rate became a floating rate equal to three-month SOFR, plus 288 basis points (including a benchmark adjustment of 26 basis points) through the remaining maturity or early redemption date of the notes. The interest was paid in arrears semi-annually during the fixed rate period and is paid quarterly during the floating rate period. The Company incurred $2.9 million of debt issuance costs, which are being amortized through the contractual life of the debt. As of December 31, 2024, the effective variable rate was 7.41%. Under regulatory capital guidelines subordinated debt begins to phase out of Tier 2 capital qualification, on an annual straight-line basis, when there are five years remaining until the subordinated debt matures. This subordinated debt has less than five years but more than four years remaining until it matures, and therefore, as of December 31, 2024, $140 million of the subordinated debt is considered Tier 2 capital under current regulatory guidelines.

The following table provides information on subordinated debentures for the period indicated:

(In thousands)	2024	2023
Fixed to floating rate sub debt, 3.875%	$200,000	$200,000
Fixed to floating rate sub debt, 7.41%	175,000	175,000
Total subordinated debt	375,000	375,000
Less: Debt issuance costs	(3,600)	(4,197)
Long-term borrowings	$371,400	$370,803

Other Borrowings

Information relating to retail repurchase agreements and federal funds purchased is presented in the following table at and for the years ending December 31:

	2024		2023
(Dollars in thousands)	Amount	Rate	Amount	Rate
End of period:
Retail repurchase agreements	$68,911	1.92%	$75,032	2.00%
Federal funds purchased	—	—	—	—
Federal Reserve Bank borrowings	—	—	300,000	4.92
Average for the year:
Retail repurchase agreements	$65,913	2.08%	$63,259	1.45%
Federal funds purchased	16,208	5.53	69,672	5.15
Federal Reserve Bank borrowings	59,016	5.07	201,370	4.94
Maximum month-end balance:
Retail repurchase agreements	$75,101		$78,239
Federal funds purchased	130,000		330,000
Federal Reserve Bank borrowings	300,000		300,000

The Company pledges U.S. Agencies securities, based upon their market values, as collateral for greater than 102.5% of the principal of its retail repurchase agreements.

The Company had no outstanding federal funds purchased at December 31, 2024 or December 31, 2023. The available borrowing federal funds capacity under unsecured lines of credit with correspondent banks was $903.0 million at December 31, 2024 and $1.2 billion at December 31, 2023. During the first quarter of 2024, the Company fully paid off $300.0 million of outstanding borrowings through the Federal Reserve’s Bank Term Funding Program.

The Company also had secured lines of credit available from the Federal Reserve and correspondent banks of $772.3 million and $651.3 million at December 31, 2024 and 2023, respectively, collateralized by loans, with no borrowings outstanding at the end of either period.

At December 31, 2024, the Company had the ability to pledge collateral at prevailing market rates under a line of credit with the FHLB of $3.4 billion. FHLB availability based on pledged collateral at December 31, 2024, amounted to $3.2 billion, with $250.0 million outstanding. At December 31, 2023, the Company possessed the ability to extend its lines of credit with the FHLB totaling $3.6 billion based on collateral that was available to be pledged. The availability of FHLB borrowings based on the collateral pledged at December 31, 2023 was $3.1 billion with $550.0 million outstanding borrowings.

Under a blanket lien, the Company has pledged qualifying residential mortgage loans amounting to $1.4 billion, commercial real estate loans amounting to $3.9 billion, home equity lines of credit (“HELOC”) amounting to $228.7 million and multifamily loans amounting to $559.3 million at December 31, 2024 as collateral under the borrowing agreement with the FHLB. At December 31, 2023, the Company had pledged collateral of qualifying mortgage loans of $1.4 billion, commercial real estate loans of $4.0 billion, HELOC loans of $209.2 million and multifamily loans of $538.6 million under the FHLB borrowing agreement.

Advances from the FHLB and the respective maturity schedule at December 31 for the years indicated consisted of the following:

	2024		2023
(Dollars in thousands)	Amounts	Weighted Average Rate	Amounts	Weighted Average Rate
Maturity:
One year	$150,000	4.16%	$250,000	4.60%
Two years	100,000	4.03	150,000	4.16
Three years	—	—	100,000	4.03
Four years	—	—	50,000	4.08
Five years	—	—	—	—
After five years	—	—	—	—
Total advances from FHLB	$250,000	4.11	$550,000	4.33

NOTE 11 – STOCKHOLDERS’ EQUITY

The Company’s Articles of Incorporation authorize 100,000,000 shares of capital stock (par value $1.00 per share). Issued shares have been classified as common stock. The Articles of Incorporation provide that remaining unissued shares may later be designated as either common or preferred stock.

The Company maintained an employee stock purchase plan (the “Purchase Plan”) that enabled employees to purchase up to $25,000 of Company common stock each year at a discount. The Purchase Plan, which was initially authorized on July 1, 2011, was amended and restated as of November 18, 2020. As part of the amendment and restatement, an additional 700,000 shares of common stock were reserved to be issued, which is in addition to the 300,000 shares of common stock authorized for purchase under the previous version of the Purchase Plan. Under the Purchase Plan, shares are purchased at 85% of the lower of the fair market value of the common stock on the offering date or the purchase date, as defined in the Purchase Plan. Contributions are made through monthly payroll deductions of not less than 1% or more than 10% of cash compensation paid in the month. The Purchase Plan is administered by a committee of at least three directors appointed by the board of directors. In accordance with the terms of the Merger Agreement, the Company terminated the Purchase Plan as of October 31, 2024.

On March 30, 2022, the Company’s board of directors authorized a stock repurchase plan that permits the repurchase of up to $50.0 million of the Company’s common stock. During 2022, the Company repurchased and retired 625,710 common shares at an average price of $39.93 per share for the total cost of $25.0 million. The Company did not repurchase any shares of its common stock during the years ended December 31, 2024 and December 31, 2023. Under the current authorization, common stock with a total value of up to $25.0 million remains available to be repurchased.

The Company has a dividend reinvestment plan that is sponsored and administered by Computershare as independent agent, which enables current shareholders as well as first-time buyers to purchase and sell common stock of Sandy Spring Bancorp, Inc. directly through Computershare. Participants may reinvest cash dividends and make periodic supplemental cash payments to purchase additional shares.

Bank and bank holding company regulations, as well as Maryland law, impose certain restrictions on dividend payments by the Bank, as well as restrictions on extensions of credit and transfers of assets between the Bank and Bancorp. At December 31, 2024, the Bank could have paid additional dividends of $153.8 million to its parent company without regulatory approval. There were no loans outstanding between the Bank and Bancorp at December 31, 2024 and 2023, respectively.

NOTE 12 – SHARE BASED COMPENSATION

On May 22, 2024, the Company’s shareholders approved the Sandy Spring Bancorp, Inc. 2024 Equity Plan (the “2024 Plan”), which replaces the Company’s 2015 Omnibus Incentive Plan. The 2024 Plan provides for the granting of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, and restricted stock units to officers, employees and non-employee directors. Awards may be subject to performance conditions.

The 2024 Plan authorizes the issuance of up to 700,000 shares of common stock, subject to adjustment, has a term of 10 years, and is administered by the Compensation Committee of the Board of Directors. There were 509,706 shares available for issuance under the 2024 Plan at December 31, 2024.

The value associated with the grant of restricted stock awards (“RSAs”) and restricted share units (“RSUs”) is determined by multiplying the fair market value of the Company’s common stock on the grant date by the number of shares awarded. Holders of RSAs have the right to vote and receive cash dividends for the unvested RSAs. Non-vested RSAs are considered participating securities that have an immaterial impact on the computation of earnings per share. Holders of RSUs receive cash dividends on the vesting date and these units are not considered participating securities in the earnings per share calculation. Starting in 2022, grants of RSUs allow continued vesting following a qualified retirement. Any non-vested shares are subject to forfeiture upon termination of employment.

Performance restricted stock units (“PRSUs”) are subject to the Company’s achievement of specified performance criteria over a three -year period. Compensation expense related to the achievement of specified performance criteria is variable and based on the fair market value of the Company’s common stock on the grant date and an assessment of the probability of achieving specified metrics and is adjusted periodically. The number of awards that vest can range from zero to 150% of the grant amount based on the achievement level compared to the specified performance or market-based criteria. Dividends that accrue during the vesting period are reinvested in dividend equivalent share units. PRSUs and the related dividend equivalent share units are converted into shares of common stock at vesting. Upon qualifying employee retirement, shares can continue to vest through the initial grant period should the vesting criteria continue to be met. PRSUs are not considered participating securities and do not impact the computation of earnings per share.

The Company stopped granting stock options in 2019. There was no unrecognized compensation cost related to stock options at December 31, 2024. The intrinsic value for the stock options exercised was $0.2 million, $0.7 million, and $0.3 million in the years ended December 31, 2024, 2023 and 2022, respectively.

All stock compensation expense is recognized on a straight-line basis over the vesting period of the respective restricted stock, restricted stock unit grants or performance share units. Compensation expense associated with PRSUs is variable in nature based on the probability of achieving specific criteria. Compensation expense of $9.0 million, $7.6 million, and $7.9 million was recognized for the years ended December 31, 2024, 2023 and 2022, respectively, related to RSAs, RSUs and PRSUs. The total of unrecognized compensation cost related to RSAs, RSUs and PRSUs was approximately $6.1 million at December 31, 2024. That cost is expected to be recognized over a weighted average period of approximately 2.14 years.

During the year ended December 31, 2024, the Company granted 344,748 RSUs and PRSUs, of which 87,846 were PRSUs subject to achievement of certain performance conditions measured over a three-year performance period and 256,902 were RSUs subject to a three-year vesting schedule. In order to mitigate potential adverse tax consequences of merger-related compensation on the Company and certain of its executive officers, the Company cancelled the PRSUs grated in 2023 and 2024 and reissued the shares as RSAs with time-based vesting that otherwise vest on the same terms and conditions as those applicable to the cancelled PRSUs. In addition, the Company accelerated into 2024 the grant of certain equity awards that would otherwise be made in 2025. The Company granted total of 167,436 RSAs in connection with these actions, all of which required the recipient to make an election under Section 83(b) of the Internal Revenue Code to be taxed currently on the fair market value of the grant.

A summary of the activity for the Company’s restricted stock for the period indicated is presented in the following table:

(In dollars, except share data):	Number of Common Shares	Weighted Average Grant-Date Fair Value
Restricted stock at January 1, 2024	458,929	$32.90
Granted	512,184	$20.83
Vested	(281,443)	$30.30
Forfeited/ cancelled	(125,811)	$24.63
Restricted stock at December 31, 2024	563,859	$25.37

A summary of share option activity for the period indicated is reflected in the following table:

	Number of Common Shares	Weighted Average Exercise Share Price	Weighted Average Contractual Remaining Life (Years)	Aggregate Intrinsic Value (in thousands)
Balance at January 1, 2024	80,195	$19.07	1.2 years	$621
Granted	—	$—
Exercised	(11,950)	$10.96		$186
Forfeited	—	$—
Expired	(7,411)	$41.75
Balance at December 31, 2024	60,834	$17.89	0.5 years	$1,251

Exercisable at December 31, 2024	60,834	$17.89	0.5 years	$1,251

NOTE 13 – PENSION, PROFIT SHARING, AND OTHER EMPLOYEE BENEFIT PLANS

Defined Benefit Pension Plan

Prior to September 30, 2023, the Company maintained a qualified noncontributory, defined benefit pension plan (the “Plan”).

On March 30, 2022, the Board of Directors approved the termination of the Pension Plan to be effective of June 30, 2022. The Company executed plan amendments regarding the Plan termination and received a determination letter from the Internal Revenue Service (“IRS”) as to the tax-qualified status of the Plan at the time of termination. The Company also filed appropriate notices and documents related to the Plan’s termination and wind-down with the Pension Benefit Guaranty Corporation (“PBGC”).

Plan participants made elections for lump-sum distributions or annuity benefits. Both lump-sum distributions and transfer of annuity benefits to a highly-rated insurance company were completed in August 2023. In order to fully fund the Plan, the Company made a $1.3 million cash contribution. As a result of the pension termination, the Company incurred a one-time settlement expense of $8.2 million, which was recognized in salaries and employee benefits expense.

The Pension Plan’s funded status at December 31 is as follows:

(In thousands)	2024	2023
Reconciliation of Projected Benefit Obligation:
Projected obligation at January 1	$—	$35,539
Interest cost	—	1,021
Actuarial (gain)/ loss	—	(1,726)
Benefit payments	—	(1,102)
Increase/ (decrease) related to change in assumptions	—	—
Annuity Purchase	—	(33,732)
Projected obligation at December 31	—	—
Reconciliation of Fair Value of Plan Assets:
Fair value of plan assets at January 1	—	32,287
Actual return on plan assets	—	1,197
Employer contributions	—	1,350
Benefit payments	—	(1,102)
Annuity Purchase	—	(33,732)
Fair value of plan assets at December 31	$—	$—

Funded status at December 31	$—	$—

Accumulated benefit obligation at December 31	$—	$—

Unrecognized net actuarial loss	$—	$—
Net periodic pension cost not yet recognized	$—	$—

Weighted average assumptions used to determine benefit obligations at December 31 are presented in the following table:

	2024	2023	2022
Discount rate	N/A	N/A	5.10%
Rate of compensation increase	N/A	N/A	N/A

The components of net periodic benefit cost for the years ended December 31 are presented in the following table:

(In thousands)	2024	2023	2022
Interest cost on projected benefit obligation	$—	$1,021	$1,301
Expected return on plan assets	—	(870)	(1,410)
Recognized net actuarial loss	—	526	783
Settlement charge	—	8,157	—
Other	—	113	—
Net periodic benefit cost	$—	$8,947	$674

Components of the net periodic benefit cost are recorded in salaries and employee benefits expense in the Consolidated Statement of Income.

Weighted average assumptions used to determine net periodic benefit cost for years ended December 31 are presented in the following table:

	2024	2023	2022
Discount rate	N/A	5.10%	2.80%
Expected return on plan assets	N/A	5.25%	3.75%
Rate of compensation increase	N/A	N/A	N/A

Sandy Spring Bank 401(k) Plan

The Sandy Spring Bank 401(k) Plan (“the 401(k)”) is voluntary and covers all eligible employees after 90 days of service. The 401(k) provides that employees contributing to the 401(k) receive a matching contribution of 100% of the first 4% of compensation and 50% of the next 2% of compensation subject to employee contribution limitations. The Company matching contribution vests immediately. The 401(k) permits employees to purchase shares of the Company’s common stock with their 401(k) contributions, Company match, and other contributions under the 401(k). The Company’s matching contribution to the 401(k), which is included in salaries and employee benefits in non-interest expenses in the Consolidated Statements of Income, totaled $6.0 million, $6.3 million, and $5.9 million in 2024, 2023 and 2022, respectively.

Deferred Compensation Plans

The Executive Incentive Retirement Plan (“Executive Plan”) is a non-qualified deferred compensation plan that provides for contributions to be made to the participants’ plan accounts based on the attainment of a level of financial performance determined annually by the board of directors. The Company ceased making contributions to the Executive Plan after adoption of the Non-Qualified Deferred Compensation Plan (“NQDC Plan”) in late 2021. The NQDC Plan provides participants with the option to defer receipt of a portion of their base salary and annual cash incentives. Participant contributions are fully vested at all times. At its sole discretion, the Company may credit participant accounts with company contributions. In 2024, executive officers were selected by the board of directors for contributions to be made to their plan accounts based on the attainment of a level of financial performance compared to a selected group of peer banks. Benefit costs related to the Executive Plan and NQDC Plan included in salaries and employee benefits in non-interest expenses in the Consolidated Statements of Income for 2024, 2023 and 2022 were $0.4 million, $0.4 million, and $0.7 million, respectively.

NOTE 14 – OTHER NON-INTEREST INCOME AND OTHER NON-INTEREST EXPENSE

Selected components of other non-interest income and other non-interest expense for the years ended December 31 are presented in the following table:

(In thousands)	2024	2023	2022
Letter of credit fees	$965	$676	$721
Extension fees	2,656	1,875	955
Swap fee income	443	305	524
Prepayment penalty fees	968	914	1,807
Other income	5,588	4,713	4,687
Total other non-interest income	$10,620	$8,483	$8,694

(In thousands)	2024	2023	2022
Postage and delivery	$1,920	$2,009	$2,040
Communications	2,421	2,348	2,332
Mortgage processing expense, net	896	1,070	1,048
Online services	3,794	3,653	2,763
Franchise taxes	2,123	2,285	1,974
Insurance	2,069	2,067	1,921
Card transaction expense	1,325	1,222	1,196
Office supplies	853	1,080	1,013
Contingent payment expense	—	36	1,247
Other expenses	14,810	15,684	12,982
Total other non-interest expense	$30,211	$31,454	$28,516

NOTE 15 – INCOME TAXES

The following table provides the components of income tax expense for the years ended December 31:

(In thousands)	2024	2023	2022
Current income taxes:
Federal	$21,883	$27,178	$48,920
State	7,569	8,223	16,630
Total current	29,452	35,401	65,550
Deferred income taxes:
Federal	(103)	4,357	(7,214)
State	(323)	1,533	(2,277)
Total deferred	(426)	5,890	(9,491)
Total income tax expense	$29,026	$41,291	$56,059

The Company does not have uncertain tax positions that are deemed material, and did not recognize any adjustments for unrecognized tax benefits.

The Company is subject to U.S. federal income tax and income tax in various state jurisdictions. All tax years ending after December 31, 2020 are open to examination.

Temporary differences between the amounts reported in the financial statements and the tax bases of assets and liabilities result in deferred taxes. Deferred tax assets and liabilities, shown as the sum of the appropriate tax effect for each significant type of temporary difference, are presented in the following table at December 31 for the years indicated:

(In thousands)	2024	2023
Deferred tax assets:
Allowance for credit losses	$34,241	$30,663
Lease liability	11,412	12,262
Employee benefits	6,686	6,115
Deferred loan fees and costs	1,500	2,222
Equity based compensation	1,322	2,401
Unrealized losses on investments available-for-sale	31,673	33,087
Loan and deposit premium/discount	—	139
Reserve for recourse loans and unfunded commitments	424	1,225
Net operating loss carryforward	5,431	4,195
Other	81	157
Gross deferred tax assets	92,770	92,466
Valuation allowance	(5,431)	(4,195)
Net deferred tax asset	87,339	88,271

Deferred tax liabilities:
Right of use asset	(9,663)	(10,292)
Depreciation	(5,565)	(4,559)
Intangible assets	(1,768)	(2,128)
Bond accretion	(626)	(542)
Fair value acquisition adjustments	(583)	(609)
Loan and deposit premium/discount	(20)	—
Other	(446)	(486)
Gross deferred tax liabilities	(18,671)	(18,616)
Net deferred tax asset	$68,668	$69,655

The Company has approximately $46.4 million of state net operating loss carryover which begins to expire in 2032 and $36.9 million of state carryforward of disallowed net business excess interest expense. The Company believes that it is more likely than not that the future benefit from the state net operating loss and disallowed net business excess interest expense carryover will not be realized. As such, there is a valuation allowance on the deferred tax assets of the jurisdictions in which those net operating losses and disallowed net business excess interest expense relate.

The reconcilements between the statutory federal income tax rate and the effective rate for the years ended December 31 are presented in the following table:

(Dollars in thousands)	2024		2023		2022
		Percentage of		Percentage of		Percentage of
		Pre-Tax		Pre-Tax		Pre-Tax
	Amount	Income	Amount	Income	Amount	Income
Income tax expense at federal statutory rate	$10,282	21.0%	$34,469	21.0%	$46,696	21.0%
Increase/ (decrease) resulting from:
Tax exempt income, net	(159)	(0.3)	(919)	(0.6)	(1,909)	(0.9)
Bank-owned life insurance	(1,472)	(3.0)	(802)	(0.5)	(662)	(0.3)
State income taxes, net of federal income tax benefits	5,724	11.7	7,707	4.7	11,339	5.1
Goodwill impairment	11,422	23.3	—	—	—	—
Nondeductible merger and acquisition expense	756	1.5	—	—	—	—
Nondeductible executive compensation	1,076	2.2	112	0.1	531	0.2
Other, net	1,397	2.9	724	0.5	64	0.1
Total income tax expense and rate	$29,026	59.3%	$41,291	25.2%	$56,059	25.2%

The Inflation Reduction Act of 2022 was signed into law includes climate and energy provisions, introduces a 15% corporate alternative minimum tax (“CAMT”) on corporations whose average annual adjusted financial statement income exceeds $1 billion, and a 1% excise tax on stock repurchases made by publicly traded US corporations. The provisions above generally are effective for tax years beginning after December 31, 2022. These provisions did not have a material impact on the Company’s income taxes for 2022.

NOTE 16 – NET INCOME PER COMMON SHARE

The calculation of net income per common share for the years ended December 31 is presented in the following table:

(Dollars and amounts in thousands, except per share data)	2024	2023	2022
Net income	$19,935	$122,844	$166,299
Less: Distributed and undistributed earnings allocated to participating securities	(33)	(223)	(681)
Net income attributable to common shareholders	$19,902	$122,621	$165,618

Total weighted average outstanding shares	45,094	44,907	45,049
Less: Weighted average participating securities	(26)	(81)	(186)
Basic weighted average common shares	45,068	44,825	44,863
Dilutive weighted average common stock equivalents	159	122	176
Diluted weighted average common shares	45,227	44,947	45,039

Basic net income per common share	$0.44	$2.74	$3.69
Diluted net income per common share	$0.44	$2.73	$3.68

Anti-dilutive shares	31	22	9

NOTE 17 – ACCUMULATED OTHER COMPREHENSIVE INCOME/ (LOSS)

Comprehensive income/ (loss) is defined as net income plus transactions and other occurrences that are the result of non-owner changes in equity. For financial statements presented for the Company, non-owner changes in equity are comprised of unrealized gains or losses on investments available-for-sale and held-to-maturity, and any pension liability adjustments. These adjustments do not have an impact on the Company’s net income. Realized gains and losses on available-for-sale debt securities, and the amortization of unrealized losses on held-to-maturity debt securities and net periodic benefit cost impact the Company’s net income as discussed in the following tables.

The following table presents the activity in net accumulated other comprehensive income/ (loss) for the periods indicated:

	Unrealized Gains/ (Losses)		Unrealized Losses on Debt
	on Investments	Defined Benefit	Securities Transferred from
(In thousands)	Available-for-Sale	Pension Plan	Available-for-Sale to Held-to-Maturity	Total
Balance at January 1, 2022	$(336)	$(8,203)	$—	$(8,539)
Period change, net of tax	(113,177)	201	(10,436)	(123,412)
Balance at December 31, 2022	(113,513)	(8,002)	(10,436)	(131,951)
Period change, net of tax	25,344	8,002	1,274	34,620
Balance at December 31, 2023	(88,169)	—	(9,162)	(97,331)
Period change, net of tax	3,554	—	1,130	4,684
Balance at December 31, 2024	$(84,615)	$—	$(8,032)	$(92,647)

The following table provides the information on the reclassification adjustments out of accumulated other comprehensive income/ (loss) for the periods indicated:

	Year Ended December 31,
(In thousands)	2024	2023	2022
Unrealized gains/ (losses) on investments available-for-sale:
Affected line item in the Consolidated Statements of Income:
Investment securities gains/ (losses)	$—	$—	$(345)
Income before taxes	—	—	(345)
Tax (expense)/ benefit	—	—	88
Net income/ (loss)	$—	$—	$(257)

Amortization of unrealized losses on debt securities transferred from available-for-sale to held-to-maturity:
Affected line item in the Consolidated Statements of Income:
Interest and dividends on investment securities (1)	$(1,498)	$(1,726)	$(2,245)
Income before taxes	(1,498)	(1,726)	(2,245)
Tax benefit	368	452	598
Net loss	$(1,130)	$(1,274)	$(1,647)

Amortization of defined benefit pension plan items:
Affected line item in the Consolidated Statements of Income:
Recognized actuarial loss (2)	$—	$(526)	$(783)
Settlement charge (2)	—	(8,157)	—
Income before taxes	—	(8,683)	(783)
Tax benefit	—	2,212	199
Net loss	$—	$(6,471)	$(584)

(1)	Amortization of unrealized losses on held-to-maturity debt securities is fully offset by accretion of a discount on held-to-maturity debt securities with no overall impact on net income and yield.
(2)	This amount is included in the computation of net periodic benefit cost, see Note 13.

NOTE 18 - DERIVATIVES

Customer Interest Rate Swaps

The Company has entered into interest rate swaps (“swaps”) with qualifying commercial banking customers to facilitate their risk management strategies and financing needs. These swaps provide customers with the ability to convert variable rates into fixed rates. They are economically hedged by offsetting interest rate swaps that the Company executes with derivative counterparties in order to offset its exposure on the fixed components of the customers’ swaps. Swaps qualify as derivatives, but are not designated as hedging instruments. Fair values of the swaps are carried as both gross assets and gross liabilities in other assets and other liabilities, respectively, in the Consolidated Statements of Condition. The associated changes in fair values of gross assets and gross liabilities net to zero in the Consolidated Statements of Income.

Mortgage Banking Derivatives

The Company enters into interest rate lock commitments, which are commitments to originate loans where the interest rate on the loan is determined prior to funding and the customers have locked into that interest rate. The loans are sold to the secondary market on either a mandatory or best efforts basis. Loans sold on a mandatory basis are not committed to an investor until the loan is closed with the borrower. The Company enters into forward to-be-announced (“TBA”) sales contracts to manage the interest rate risk between the interest rate lock commitment and the funding of those loans. Loans sold on a best efforts basis are committed to an investor simultaneous to the interest rate lock commitment with the borrower, and as a result, the Company does not enter into a separate forward TBA contract to offset the fair value risk as the investor accepts such risk. Interest rate lock commitments and commitments to deliver loans to investors are considered derivatives but are not designated as hedging instruments.

Fair Values of Derivative Instruments on the Balance Sheet

Derivatives are carried at fair value and are classified under other assets and other liabilities in the Consolidated Statements of Condition. Changes in fair value are recognized in earnings. None of the Company’s derivatives are designated in a qualifying hedging relationship.

A summary of the Company’s interest rate swaps at December 31 for the years indicated is included in the following table:

	2024
	Notional	Estimated	Years to	Receive	Pay
(Dollars in thousands)	Amount	Fair Value	Maturity	Rate	Rate
Interest rate swap agreements:
Pay fixed/receive variable swaps	$279,449	$15,364	4.4 years	6.47%	4.03%
Pay variable/receive fixed swaps	279,449	(15,364)	4.4 years	4.03%	6.47%
Total swaps	$558,898	$—	4.4 years	5.25%	5.25%

	2023
	Notional	Estimated	Years to	Receive	Pay
(Dollars in thousands)	Amount	Fair Value	Maturity	Rate	Rate
Interest rate swap agreements:
Pay fixed/receive variable swaps	$247,875	$15,867	5.5 years	7.29%	4.01%
Pay variable/receive fixed swaps	247,875	(15,867)	5.5 years	4.01%	7.29%
Total swaps	$495,750	$—	5.5 years	5.65%	5.65%

The table below presents the notional amounts and fair values of the Company’s mortgage banking derivative financial instruments as of December 31, 2024 and December 31, 2023:

	December 31, 2024			December 31, 2023
(In thousands)	Notional	Asset	Liability	Notional	Asset	Liability
Mortgage Banking Derivatives:
Interest Rate Lock Commitments	11,237	177	—	16,608	358	—
Forward TBA Contracts	14,500	92	—	11,750	—	102
Total Mortgage Banking Derivatives	$25,737	$269	$—	$28,358	$358	$102

Effect of Derivatives on the Income Statement

The table below presents the changes in the fair value of the Company’s derivative financial instruments reflected within non-interest income on the Consolidated Statements of Income for the years ended December 31, 2024 and 2023, respectively.

(In thousands)	Location of Gain/(Loss)	2024	2023	2022
Interest rate lock commitments	Mortgage banking activities	$(182)	$49	$(823)
Forward TBA contracts	Mortgage banking activities	194	(361)	108
Total		$12	$(312)	$(715)

NOTE 19 – FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

In the normal course of business, the Company has various outstanding credit commitments that are not reflected in the financial statements. These commitments are made to satisfy the financing needs of the Company’s clients. The associated credit risk is controlled by subjecting such activity to the same credit and quality controls as exist for the Company’s lending and investing activities. The commitments involve diverse business and consumer customers and are generally well collateralized. Collateral held varies, but may include residential real estate, commercial real estate, property and equipment, inventory and accounts receivable. Commitments do not necessarily represent future cash requirements as a portion of the commitments have some reduced likelihood of being exercised. Additionally, many of the commitments are subject to annual reviews, material change clauses or requirements for inspections prior to draw funding that could result in a curtailment of the funding commitments.

A summary of the financial instruments with off-balance sheet credit risk is as follows at December 31 for the years indicated:

(In thousands)	2024	2023
Commercial real estate development and construction	$336,837	$572,540
Residential real estate-development and construction	610,428	713,903
Real estate-residential mortgage	11,237	16,608
Lines of credit, principally home equity and business lines	2,330,736	2,405,150
Standby letters of credit	95,231	71,817
Total commitments to extend credit and available credit lines	$3,384,469	$3,780,018

As of December 31, 2024, the total reserve for unfunded commitments was $1.3 million as compared to $4.4 million at December 31, 2023, and is accounted for in other liabilities in the Consolidated Statements of Financial Condition. See Note 1 for more information on the accounting policy for the allowance for unfunded commitments.

NOTE 20 – LITIGATION

The Company and its subsidiaries are subject in the ordinary course of business to various pending or threatened legal proceedings in which claims for monetary damages are asserted. After consultation with legal counsel, management does not anticipate that the ultimate liability, if any, arising out of currently pending legal proceedings will have a material adverse effect on the Company’s financial condition, operating results or liquidity.

NOTE 21 – FAIR VALUE

GAAP provides entities the option to measure eligible financial assets, financial liabilities and commitments at fair value (i.e. the fair value option), on an instrument-by-instrument basis, that are otherwise not permitted to be accounted for at fair value under other accounting standards. The election to use the fair value option is available when an entity first recognizes a financial asset or financial liability or upon entering into a commitment. Subsequent changes in fair value must be recorded in earnings. The Company applies the fair value option on residential mortgage loans held for sale. The fair value option on residential mortgage loans allows the recognition of gains on sale of mortgage loans to more accurately reflect the timing and economics of the transaction.

The standard for fair value measurement establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described below.

Basis of Fair Value Measurement:

Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 - Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability.

Level 3 - Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e. supported by little or no market activity).

A financial instrument’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.

Changes to interest rates may result in changes in the cash flows due to prepayments or extinguishments. Accordingly, this could result in higher or lower measurements of the fair values.

Assets and Liabilities

Residential mortgage loans held for sale

Residential mortgage loans held for sale are valued based on quotations from the secondary market for similar instruments and are classified as Level 2 in the fair value hierarchy.

Investments available-for-sale

U.S. treasuries and government agencies securities and mortgage-backed and asset-backed securities

Valuations are based on active market data and use of evaluated broker pricing models that vary based by asset class and includes available trade, bid, and other market information. Generally, the methodology includes broker quotes, proprietary models, descriptive terms, and databases coupled with extensive quality control programs. Quality control evaluation processes use available market, credit and deal level information to support the evaluation of the security. Additionally, proprietary models and pricing systems, mathematical tools, actual transacted prices, integration of market developments and experienced evaluators are used to determine the value of a security based on a hierarchy of market information regarding a security or securities with similar characteristics. The Company does not adjust the quoted price for such securities. Such instruments are classified within Level 2 in the fair value hierarchy.

State and municipal securities

The Company primarily uses prices obtained from third-party pricing services to determine the fair value of state and municipal securities. The Company independently evaluates and corroborates the fair value received from pricing services through various methods and techniques, including references to dealer or other market quotes, by reviewing valuations of comparable instruments, and by comparing the prices realized on the sale of similar securities. Such securities are classified within Level 2 in the fair value hierarchy.

Interest rate swap agreements

Interest rate swap agreements are measured by alternative pricing sources using a discounted cash flow method that incorporates current market interest rates. Based on the complex nature of interest rate swap agreements, the markets these instruments trade in are not as efficient and are less liquid than that of the more mature Level 1 markets. These characteristics classify interest rate swap agreements as Level 2 in the fair value hierarchy.

Assets and Liabilities Measured at Fair Value on a Recurring Basis

The following tables set forth the Company’s financial assets and liabilities at the December 31 for the years indicated that were accounted for or disclosed at fair value. Assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement:

	2024
	Quoted Prices in	Significant
	Active Markets	Other	Significant
	for	Observable	Unobservable
	Identical Assets	Inputs	Inputs
(In thousands)	(Level 1)	(Level 2)	(Level3)	Total
Assets
Residential mortgage loans held for sale (1)	$—	$22,757	$—	$22,757
Available-for-sale debt securities:
U.S. government agencies	—	82,314	—	82,314
State and municipal	—	234,934	—	234,934
Mortgage-backed and asset-backed	—	823,535	—	823,535
Total available-for-sale debt securities	—	1,140,783	—	1,140,783
Interest rate swap agreements	—	15,361	—	15,361
Total assets	$—	$1,178,901	$—	$1,178,901

Liabilities
Interest rate swap agreements	$—	$(15,361)	$—	$(15,361)
Total liabilities	$—	$(15,361)	$—	$(15,361)

(1)	The outstanding principal balance for residential loans held for sale as of December 31, 2024 was $16.6 million.

	2023
	Quoted Prices in	Significant
	Active Markets	Other	Significant
	for	Observable	Unobservable
	Identical Assets	Inputs	Inputs
(In thousands)	(Level 1)	(Level 2)	(Level 3)	Total
Assets
Residential mortgage loans held for sale (1)	$—	$10,836	$—	$10,836
Investments available-for-sale:
U.S. government agencies	—	96,927	—	96,927
State and municipal	—	268,214	—	268,214
Mortgage-backed and asset-backed	—	737,540	—	737,540
Total available-for-sale securities	—	1,102,681	—	1,102,681
Interest rate swap agreements	—	15,867	—	15,867
Total assets	$—	$1,129,384	$—	$1,129,384

Liabilities
Interest rate swap agreements	$—	$(15,867)	$—	$(15,867)
Total liabilities	$—	$(15,867)	$—	$(15,867)

(1)	The outstanding principal balance for residential loans held for sale as of December 31, 2023 was $10.5 million.

Assets Measured at Fair Value on a Non-recurring Basis

The following tables set forth the Company’s financial assets subject to fair value adjustments on a non-recurring basis at December 31 for the year indicated that are valued at the lower of cost or market. Assets are classified in their entirety based on the lowest level of input that is significant to the fair value measurement:

2024
	Quoted Prices in	Significant	Significant
	Active Markets	Other	Unobservable
	for Identical Assets	Observable	Inputs
(In thousands)	(Level 1)	Inputs (Level 2)	(Level 3)	Total	Total Losses
Loans (1)	$—	$—	$—	$—	$—
Other real estate owned	—	—	$3,265	$3,265	$—
Total	$—	$—	$3,265	$3,265	$—

(1)	Represent outstanding amount of collateral-dependent non-accrual loans that were written down to the fair value of the underlying collateral. Fair values are determined using actual market prices (Level 2), independent third-party valuations and borrower records, discounted as appropriate (Level 3).

2023
	Quoted Prices in	Significant	Significant
	Active Markets	Other	Unobservable
	for Identical Assets	Observable	Inputs
(In thousands)	(Level 1)	Inputs (Level 2)	(Level 3)	Total	Total Losses
Loans (1)	$—	$—	$—	$—	$—
Other real estate owned	—	—	—	—	—
Total	$—	$—	$—	$—	$—

(1)	Represent outstanding amount of collateral-dependent non-accrual loans that were written down to the fair value of the underlying collateral. Fair values are determined using actual market prices (Level 2), independent third-party valuations and borrower records, discounted as appropriate (Level 3).

At December 31, 2024, loans totaling $117.0 million were written down to fair value of $79.4 million as a result of individual credit loss allowances of $37.5 million associated with the collateral dependent non-accrual loans which was included in the allowance for credit losses. Loans totaling $88.2 million were written down to fair value of $64.2 million at December 31, 2023 as a result of individual credit loss allowances of $24.0 million associated with the collateral dependent non-accrual loans.

Fair value of the collateral dependent loans is measured based on the loan’s observable market price or the fair value of the collateral (less estimated selling costs). Collateral may be real estate and/or business assets such as equipment, inventory and/or accounts receivable. The value of business equipment, inventory and accounts receivable collateral is based on net book value on the business’ financial statements and, if necessary, discounted based on management’s review and analysis. Appraised and reported values may be discounted based on management’s historical experience, changes in market conditions from the time of valuation, and/or management’s expertise and knowledge of the client and client’s business. Collateral dependent loans are reviewed and evaluated on at least a quarterly basis for additional individual reserve and adjusted accordingly, based on the factors identified above.

OREO is adjusted to fair value upon transfer of the loans to OREO. Subsequently, OREO is carried at the lower of carrying value or fair value, less cost of disposal. The estimated fair value for OREO included in Level 3 is determined by independent market based appraisals and other available market information, less cost of disposal, that may be reduced further based on market expectations or an executed sales agreement. If the fair value of the collateral deteriorates subsequent to initial recognition, the Company records the OREO as a non-recurring Level 3 adjustment. Valuation techniques are consistent with those techniques applied in prior periods.

Fair Value of Financial Instruments

The Company discloses fair value information, based on the exit price notion, of financial instruments that are not measured at fair value in the financial statements. Fair value is the amount at which a financial instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation, and is best evidenced by a quoted market price, if one exists.

Quoted market prices, where available, are shown as estimates of fair market values. Because no quoted market prices are available for a significant portion of the Company’s financial instruments, the fair value of such instruments has been derived based on the amount and timing of future cash flows and estimated discount rates based on observable inputs (“Level 2”) or unobservable inputs (“Level 3”).

Present value techniques used in estimating the fair value of many of the Company’s financial instruments are significantly affected by the assumptions used. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate cash settlement of the instrument. Additionally, the accompanying estimates of fair values are only representative of the fair values of the individual financial assets and liabilities, and should not be considered an indication of the fair value of the Company. Management utilizes internal models used in asset liability management to determine the fair values disclosed below. Other investments include FRB and FHLB stock, whose carrying amounts approximate fair values based on the redemption provisions of each entity.

The carrying amounts and fair values of the Company’s financial instruments at December 31 for the year indicated are presented in the following table:

			Fair Value Measurements
	2024
			Quoted Prices in	Significant
			Active Markets	Other	Significant
		Estimated	for	Observable	Unobservable
	Carrying	Fair	Identical Assets	Inputs	Inputs
(In thousands)	Amount	Value	(Level 1)	(Level 2)	(Level 3)
Financial assets:
Cash and cash equivalents	$518,963	$518,963	$518,963	$—	$—
Residential mortgage loans held for sale	22,757	22,757	—	22,757	—
SBA loans held for sale	715	763	—	763	—
Available-for-sale debt securities	1,140,783	1,140,783	—	1,140,783	—
Held-to-maturity debt securities	215,747	177,854	—	177,854	—
Other investments	61,714	61,714	—	61,714	—
Loans, net of allowance	11,403,565	10,685,700	—	—	10,685,700
Interest rate swap agreements	15,361	15,361	—	15,361	—
Accrued interest receivable	45,627	45,627	45,627	—	—
Bank owned life insurance	167,343	167,343	—	167,343	—

Financial liabilities:
Time deposits	$2,580,578	$2,578,132	$—	$2,578,132	$—
Other deposits	9,165,087	9,165,087	9,165,087	—	—
Securities sold under retail repurchase agreements and federal funds purchased	68,911	68,911	—	68,911	—
Advances from FHLB	250,000	248,749	—	248,749	—
Subordinated debt	371,400	395,176	—	—	395,176
Interest rate swap agreements	15,361	15,361	—	15,361	—
Accrued interest payable	16,569	16,569	16,569	—	—

			Fair Value Measurements
	2023
			Quoted Prices in	Significant
			Active Markets	Other	Significant
		Estimated	for	Observable	Unobservable
	Carrying	Fair	Identical Assets	Inputs	Inputs
(In thousands)	Amount	Value	(Level 1)	(Level 2)	(Level 3)
Financial assets:
Cash and cash equivalents	$545,898	$545,898	$545,898	$—	$—
Residential mortgage loans held for sale	10,836	10,836	—	10,836	—
Investments available-for-sale	1,102,681	1,102,681	—	1,102,681	—
Held-to-maturity debt securities	236,165	200,411	—	200,411	—
Other investments	75,607	75,607	—	75,607	—
Loans, net of allowance	11,246,124	10,476,059	—	—	10,476,059
Interest rate swap agreements	15,867	15,867	—	15,867	—
Accrued interest receivable	46,583	46,583	46,583	—	—
Bank owned life insurance	158,921	158,921	—	158,921	—

Financial liabilities:
Time deposits	$2,714,555	$2,704,013	$—	$2,704,013	$—
Other deposits	8,281,983	8,281,983	8,281,983	—	—
Securities sold under retail repurchase agreements and federal funds purchased	375,032	375,032	—	375,032	—
Advances from FHLB	550,000	547,271	—	547,271	—
Subordinated debt	370,803	348,185	—	—	348,185
Interest rate swap agreements	15,867	15,867	—	15,867	—
Accrued interest payable	30,367	30,367	30,367	—	—

NOTE 22 – PARENT COMPANY FINANCIAL INFORMATION

Financial statements for Sandy Spring Bancorp, Inc. (Parent Only) for the periods indicated are presented in the following tables:

Statements of Condition

	December 31,
(In thousands)	2024	2023
Assets:
Cash and cash equivalents	$99,664	$125,165
Other investments	568	568
Investment in subsidiary	1,828,350	1,831,553
Goodwill	1,292	1,292
Other assets	3,095	3,451
Total assets	$1,932,969	$1,962,029

Liabilities:
Subordinated debt	$371,400	$370,803
Accrued expenses and other liabilities	3,557	3,084
Total liabilities	374,957	373,887
Stockholders’ Equity:
Common stock	45,140	44,914
Additional paid in capital	748,905	742,243
Retained earnings	856,613	898,316
Accumulated other comprehensive loss	(92,647)	(97,331)
Total stockholders’ equity	1,558,011	1,588,142
Total liabilities and stockholders’ equity	$1,932,969	$1,962,029

Statements of Income

	Year Ended December 31,
(In thousands)	2024	2023	2022
Income:
Cash dividends from subsidiary	$47,430	$113,770	$65,410
Other income	5,699	3,204	494
Total income	53,129	116,974	65,904
Expenses:
Interest	16,455	15,785	14,055
Other expenses	2,595	2,941	1,750
Total expenses	19,050	18,726	15,805
Income before income taxes and equity in undistributed income of subsidiary	34,079	98,248	50,099
Income tax benefit	(2,785)	(3,226)	(3,175)
Income before equity in undistributed income of subsidiary	36,864	101,474	53,274
Equity in undistributed income of subsidiary	(16,929)	21,370	113,025
Net income	$19,935	$122,844	$166,299

Statements of Cash Flows

	Year Ended December 31,
(In thousands)	2024	2023	2022
Cash Flows from Operating Activities:
Net income	$19,935	$122,844	$166,299
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in undistributed income-subsidiary	16,929	(21,370)	(113,025)
Share based compensation expense	9,044	7,631	7,887
Other-net	(7,617)	(7,300)	(9,760)
Net cash provided by operating activities	38,291	101,805	51,401
Cash Flows from Investing Activities:
Investment in subsidiary	—	—	(150,000)
Net cash provided by/ (used in) investing activities	—	—	(150,000)
Cash Flows from Financing Activities:
Proceeds from issuance of subordinated debt	—	—	200,000
Proceeds from issuance of common stock	1,359	2,417	2,192
Stock tendered for payment of withholding taxes	(3,513)	(1,821)	(2,353)
Repurchase of common stock	—	—	(24,987)
Dividends paid	(61,638)	(61,159)	(61,368)
Net cash provided by/ (used in) financing activities	(63,792)	(60,563)	113,484
Net increase/ (decrease) in cash and cash equivalents	(25,501)	41,242	14,885
Cash and cash equivalents at beginning of year	125,165	83,923	69,038
Cash and cash equivalents at end of year	$99,664	$125,165	$83,923

NOTE 23 – REGULATORY MATTERS

The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s and the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Company and the Bank’s capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established and defined by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios of Total, Tier 1 and Common Equity Tier 1 capital to risk-weighted assets, and of Tier 1 capital to average assets. As of December 31, 2024 and 2023, the capital levels of the Company and the Bank substantially exceeded all applicable capital adequacy requirements.

As of December 31, 2024, the Bank was well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum Total risk-based, Tier 1 risk-based, Common Equity Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the following table. There are no conditions or events since that notification that management believes have changed the Bank’s category.

The Company’s and the Bank’s actual capital amounts and ratios at December 31 for the years indicated are presented in the following table:

					To be Well
					Capitalized Under
			For Capital		Prompt Corrective
	Actual		Adequacy Purposes		Action Provisions
(Dollars in thousands)	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2024
Tier 1 Leverage:
Company	$1,317,776	9.39%	$561,204	4.00%	N/A	N/A
Sandy Spring Bank	$1,589,407	11.33%	$561,077	4.00%	$701,347	5.00%
Common Equity Tier 1 Capital to risk-
weighted assets:
Company	$1,317,776	11.36%	$522,147	4.50%	N/A	N/A
Sandy Spring Bank	$1,589,407	13.70%	$521,980	4.50%	$753,971	6.50%
Tier 1 Capital to risk-weighted assets:
Company	$1,317,776	11.36%	$696,196	6.00%	N/A	N/A
Sandy Spring Bank	$1,589,407	13.70%	$695,973	6.00%	$927,964	8.00%
Total Capital to risk-weighted assets:
Company	$1,784,263	15.38%	$928,262	8.00%	N/A	N/A
Sandy Spring Bank	$1,715,894	14.79%	$927,964	8.00%	$1,159,956	10.00%

As of December 31, 2023
Tier 1 Leverage:
Company	$1,303,684	9.51%	$548,345	4.00%	N/A	N/A
Sandy Spring Bank	$1,548,387	11.30%	$548,198	4.00%	$685,247	5.00%
Common Equity Tier 1 Capital to risk-
weighted assets:
Company	$1,303,684	10.90%	$538,445	4.50%	N/A	N/A
Sandy Spring Bank	$1,548,387	12.95%	$538,227	4.50%	$777,440	6.50%
Tier 1 Capital to risk-weighted assets:
Company	$1,303,684	10.90%	$717,926	6.00%	N/A	N/A
Sandy Spring Bank	$1,548,387	12.95%	$717,637	6.00%	$956,849	8.00%
Total Capital to risk-weighted assets:
Company	$1,785,347	14.92%	$957,235	8.00%	N/A	N/A
Sandy Spring Bank	$1,655,050	13.84%	$956,849	8.00%	$1,196,061	10.00%

NOTE 24 – SUBSEQUENT EVENT

On February 5, 2025, the Company and Atlantic Union issued a joint press release announcing that the Company’s stockholders and Atlantic Union’s shareholders have approved the previously announced merger agreement at their respective special meetings. The parties also announced that they have received the necessary bank regulatory approvals to complete the merger agreement. The Company and Atlantic Union expect to complete the merger on or about April 1, 2025, subject to the satisfaction or waiver of customary closing conditions.